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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441

To Our Stockholders:

        We are pleased to invite you to attend the Annual Meeting of Stockholders of Christopher & Banks Corporation to be held on Wednesday, July 27, 2011 at 3:00 p.m. local time.

        The following pages include a formal notice of the Annual Meeting and the proxy statement. The proxy statement describes various matters on the agenda for the Annual Meeting. Please read these materials so that you will know what we plan to do at the Annual Meeting. It is important that your shares be represented at the Annual Meeting, regardless of whether you plan to attend the meeting in person. Please vote your shares as soon as possible through the voting options available to you as described in this proxy statement.

        On behalf of management and our Board of Directors, we thank you for your continued support of Christopher & Banks Corporation. We look forward to your joining us at the 2011 Annual Meeting of Stockholders.

Sincerely,
Larry C. Barenbaum President and Chief Executive Officer

Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	3:00 p.m. local time on Wednesday, July 27, 2011
PLACE:	Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota
ITEMS OF BUSINESS:	1.	To elect six directors as nominated by our Board of Directors to each serve a one-year term.
	2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012.
	3.	To hold an advisory non-binding vote to approve the compensation of our named executive officers ("Say-on-Pay").
	4.	To hold an advisory non-binding vote on the frequency of the advisory Say-on-Pay vote.
	5.	To conduct other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.
ANNUAL REPORT AND PROXY STATEMENT:	A copy of our proxy statement and annual report is available at https://materials.proxyvote.com/171046.
DATE OF MAILING OR AVAILABILITY:	This Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed or made available, as the case may be, to stockholders on or about June 14, 2011.
RECORD DATE:	You may vote at the Annual Meeting if you were a stockholder of record of Christopher & Banks Corporation as of the close of business on June 2, 2011.
PROXY VOTING:	You vote is important to us. You may vote via proxy:
	1.	By visiting www.proxyvote.com on the Internet;
	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
	3.	By signing and returning the enclosed proxy card if you received paper copies of the proxy materials.

        We are again this year taking advantage of a Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this electronic process expedites stockholders' receipt of proxy materials, and also lowers the costs and reduces the environmental impact of our Annual Meeting. On June 14, 2011, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access our 2011 proxy statement and annual report and vote online. If you received the Notice and would like to receive a copy of the printed proxy materials, the Notice contains instructions on how you can request copies of these documents.

        We hope you will be able to attend the Annual Meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by Internet or by telephone as described in the following materials or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the envelope provided.

By Order of the Board of Directors

Luke R. Komarek Secretary

i

ii

 PROXY STATEMENT
FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 27, 2011

        The Board of Directors (the "Board") of Christopher & Banks Corporation (the "Company", "we", "us" and "Christopher & Banks") is soliciting proxies for use at the Christopher & Banks Corporation 2011 Annual Meeting of Stockholders to be held at 3:00 p.m. local time on Wednesday, July 27, 2011, and at any adjournment of the meeting. The meeting will be held at the offices of our outside counsel, Dorsey & Whitney LLP, at 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota. The proxies are being solicited for the following purposes:

  1.
  To elect six directors as nominated by the Board to each serve a one-year term;

  2.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012;

  3.
  To hold an advisory non-binding vote to approve the compensation of our named executive officers (the "Say-on-Pay Proposal");

  4.
  To hold an advisory non-binding vote on the frequency of the advisory non-binding vote to approve the compensation of our named executive officers (the "Frequency of Say-on-Pay Proposal"); and

  5.
  To conduct other business that properly comes before the meeting or any adjournment of the meeting.

        Under rules adopted by the Securities and Exchange Commission ("SEC"), we are providing our stockholders with the 2011 Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. A Notice of Internet Availability of Proxy Materials ("Notice") is being mailed to all of our stockholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The Notice contains instructions on how you may access our 2011 proxy statement and annual report and vote your shares. The Notice also contains instructions on how to request our proxy materials in printed form or by email, at no charge, if you so desire.

        We will begin mailing the Notice and previously requested copies of the proxy materials to our stockholders on or about June 14, 2011.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on July 27, 2011:

        Our proxy statement and 2011 Annual Report to Stockholders are available at
https://materials.proxyvote.com/171046.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the Annual Meeting?

        Holders of Christopher & Banks Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on June 2, 2011, the record date for the Annual Meeting, are entitled to vote at our Annual Meeting. As of June 2, 2011, 35,711,112 shares of Common Stock were outstanding and entitled to vote.

What are my voting rights?

        Holders of our Common Stock are entitled to one vote per share. Therefore, a total of 35,711,112 votes are entitled to be cast at the Annual Meeting with respect to each proposal. There is no cumulative voting.

How many shares must be present to hold the Annual Meeting?

        In accordance with our by-laws, shares equal to a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

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  you are present and vote in person at the Annual Meeting; or

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  you have properly and timely submitted your vote as described below under "How do I vote?".

        If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement at that time, until a quorum is present or represented.

What is a proxy?

        It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote". Three of our executive officers have been designated as proxies for the Annual Meeting. These executive officers are Larry C. Barenbaum, Michael J. Lyftogt and Luke R. Komarek.

What is a proxy statement?

        It is a document that we are required to give you, in accordance with regulations of the SEC, when we ask you to designate proxies to vote your shares of our Common Stock at an annual meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the regulations of the SEC and the rules of the New York Stock Exchange ("NYSE").

What is the difference between a stockholder of record and a "street name" holder?

        If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name". Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I vote my shares?".

 How do I vote my shares?

        If you submit your vote before the Annual Meeting using any of the following methods, your shares of stock will be voted as you have instructed:

  •
  By Internet:  You can vote your shares by Internet. The Notice and proxy card indicate the website you may access for Internet voting, using the 12-digit control number included in the Notice and proxy card. You may vote by Internet 24 hours a day. The Internet voting website has easy to follow instructions and allows you to confirm that the system has properly recorded your votes. If you hold shares in street name, please follow the Internet voting instructions you received from your broker, bank, trust or other nominee.

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  By Telephone:  You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice. At that site, you will be provided with a telephone number for voting. If you received paper copies of the proxy materials, the telephone number for voting is provided on the proxy card. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. As with Internet voting, you will be able to confirm that the system has properly recorded your votes. If you hold shares in street name, please follow the telephone voting instructions you received from your broker, bank, trust or other nominee.

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  By Mail:  If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your broker, bank, trust or other nominee.

        Your vote is important, and we encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. Eastern Daylight Time on Tuesday, July 26, 2011, for all shares entitled to vote.

        Submitting your proxy will not affect your right to vote in person if you decide to attend the Annual Meeting. See "Can I vote my shares in person at the Annual Meeting?" below.

What does it mean if I receive more than one Notice or proxy card?

        If you receive more than one Notice, proxy card or voting instruction form it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

Can I vote my shares in person at the Annual Meeting?

        If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above in advance of the Annual Meeting so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

        If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

 How does the Board recommend that I vote?

        The Board recommends a vote:

  •
  FOR the election of each of the six nominees to the Board;

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  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012;

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  FOR approval of the Say-on-Pay Proposal; and

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  FOR the one year frequency on the Frequency of Say-on-Pay Proposal.

        We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?

        If you submit a signed proxy card or submit your proxy by Internet or telephone and do not specify how you want to vote your shares, we will vote your shares:

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  FOR the election of each of the six nominees to the Board;

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  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012;

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  FOR approval of the Say-on-Pay Proposal; and

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  FOR the one year frequency on the Frequency of Say-on-Pay Proposal.

        Note: If you are a street name holder and fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed". NYSE rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. The applicable NYSE rules permit brokers to exercise discretion to vote uninstructed shares with respect to the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm. The rules do not permit member brokers to exercise discretion with respect to (i) the proposal to elect directors, (ii) the Say-on-Pay Proposal or (iii) the Frequency of Say-on-Pay Proposal. If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as "broker non-votes". For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?".

        Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Annual Meeting.

How do I revoke my proxy?

        You may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy and change your vote by:

  •
  submitting a later-dated properly executed proxy card to our Corporate Secretary to the Company's address listed above, which must be received by us before the time of the Annual Meeting;

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  by delivering a written notice of revocation to our Corporate Secretary to the Company's address listed above, which must be received by us before the time of the Annual Meeting; or

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  by voting in person at the Annual Meeting.

        If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. Eastern Daylight Time on Tuesday, July 26, 2011.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

        The election of the directors shall be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting. This means that since stockholders will be electing six directors, the six director nominees receiving the highest number of votes will be elected. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of our independent registered public accounting firm and to approve the Say-on-Pay Proposal. For the Frequency of Say-on-Pay Proposal, the frequency selected by stockholders will be determined based on a plurality of the votes cast. This means that the option of "1 YEAR", "2 YEARS" or "3 YEARS" that receives the highest number of votes cast by stockholders will be the frequency that has been selected by stockholders.

How are votes counted?

        You may either vote "FOR" or "WITHHOLD" authority to vote for each director nominee. You may vote "FOR", "AGAINST" or "ABSTAIN" on the Say-on-Pay Proposal and the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm. For the Frequency of Say-on-Pay Proposal, you are not voting to approve or disapprove the recommendation of the Board, but instead you will need to choose between a frequency of "1 YEAR", "2 YEARS" or "3 YEARS" or "ABSTAIN" from voting.

        If you properly submit your proxy, but withhold authority to vote for one or more director nominees or abstain from voting on one or more of the other proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you withheld authority to vote or abstained from voting. If you do not submit your proxy or voting instructions and also do not vote at the Annual Meeting, your shares will not be counted as present at the Annual Meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under "What if I do not specify how I want my shares voted?".

        If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter, this will have no effect on the outcome of the vote for the election of directors. If you abstain from voting on the Frequency of Say-on-Pay Proposal or you do not vote your shares on this matter, this will have no effect on the outcome of the Frequency of Say-on-Pay Proposal. With respect to the Say-on-Pay Proposal and the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm, if you abstain from voting this will have the same effect as a vote against the proposal, and if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not vote your shares), this will have no effect on the outcome of the vote for these proposals.

Where can I find the voting results of the meeting?

        We will announce preliminary voting results at the Annual Meeting. We plan to publish the final voting results in a Current Report on Form 8-K ("Form 8-K") filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing the final voting results.

Who will count the votes?

        Broadridge Financial Solutions will count the votes and act as the inspector of election.

Is my vote confidential?

        Proxy cards and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge Financial Solutions and handled in a manner that protects your voting privacy. Your vote will not be disclosed to us EXCEPT:

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  as needed to permit Broadridge Financial Solutions to tabulate and certify the vote;

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  as required by law;

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  in limited circumstances (which are not applicable to this Annual Meeting) such as a proxy contest in opposition to the Board of Directors.

        In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you consent to your name being disclosed.

How can I attend the Annual Meeting?

        All of our stockholders are invited to attend the Annual Meeting. We will not require tickets for admission to the Annual Meeting. However, you may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the Annual Meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the Annual Meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. No cameras, cellular telephones or pagers will be allowed to be used during the meeting, and all attendees are expected to comply with the rules of conduct for the Annual Meeting, which will be made available to those attending the meeting.

Who pays for the cost of proxy preparation and solicitation?

        We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services other than their regular salaries.

ITEM 1—ELECTION OF DIRECTORS

        Our Board of Directors currently has nine members. Until 2010, our Board was divided into three classes and the members of each class were elected to serve a three-year term with the term of office for each class ending in consecutive years. At the 2010 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation that provided for the phased-in elimination of the classification of our Board and the annual election of our directors. This amendment resulted in the directors at our 2010 Annual Meeting and thereafter being elected to one-year terms, but did not shorten the term of any director elected prior to our 2010 Annual Meeting.

        Robert Ezrilov, whose term expires at this year's Annual Meeting, has decided to retire from the Board and is not seeking re-election. The Board of Directors has determined to decrease the size of the Board to eight directors upon Mr. Ezrilov's retirement from the Board at the 2011 Annual

Meeting. Larry C. Barenbaum, Martin L. Bassett, Morris Goldfarb, Anne L. Jones, Lisa W. Pickrum and Paul L. Snyder have been nominated by the Board upon the recommendation of the Governance and Nominating Committee for election to the Board to serve until the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified. Mr. Goldfarb, who was elected to the Board on January 3, 2011, was initially recommended as a possible director candidate by a non-management director in 2010. Ms. Pickrum, who was elected to the Board on June 1, 2011, was initially recommended as a possible director candidate by a non-management director in 2011.

        Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors that are nominated for election.

Board Recommendation

        The Board recommends a vote FOR the election of Larry C. Barenbaum, Martin L. Bassett, Morris Goldfarb, Anne L. Jones, Lisa W. Pickrum and Paul L. Snyder. Proxies will be voted FOR the election of the six nominees, unless otherwise specified.

        Below is biographical information for each of the director nominees and for Mark A. Cohn and James J. Fuld, Jr., whose terms of office will expire at the 2012 Annual Meeting of Stockholders.

Director Nominees for Terms Ending in 2012

        Larry C. Barenbaum, 64, has served as President and Chief Executive Officer ("CEO") of the Company since January 10, 2011. From October 19, 2010 to January 10, 2011, Mr. Barenbaum served as Interim President and Interim CEO. He has served as one of our directors since March 1992 and served as Chair of our Board from December 2005 to January 10, 2011. Prior to being named Chair of the Board in December 2005, he had been serving as the Lead Director of the Board. From November 1991 to January 2011, Mr. Barenbaum was engaged in investment activities and provided consulting services to various companies in the specialty retail and services industries. From 1986 to November 1991, Mr. Barenbaum was Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970. Mr. Barenbaum also serves on the Board of Lakes Entertainment, Inc.

        Mr. Barenbaum has over 25 years of experience in the retail industry, having owned and operated an import, manufacturing and design company that focused on the fashion and retail industry, in addition to serving as a consultant to the special retail and services industry. He also has nearly 20 years of service on our Board of Directors and has developed a deep knowledge of our business in that role, as well as in his more recent role as Chief Executive Officer and President of the Company. His background, industry experience and length of service on our Board, as well as his approximately 20 years of service on the Board of United Community Bank, enable him to provide guidance on a wide variety of operational, business matters and operational issues in his role as a member of the Board. He also presents management's views and perspectives. Mr. Barenbaum also has public company board experience in his role as a director of Lakes Entertainment, Inc.

        Martin L. Bassett, 49, has served as one of our directors since May 2008. Since February 2001, Mr. Bassett has been President and Chief Executive Officer of The Walman Optical Company ("Walman"), an ophthalmic company. Prior to that, Mr. Bassett served Walman in the areas of finance and operations. He is a director of Walman and The Vision Council. Mr. Bassett is also a member of the Young President's Organization and the Minnesota Society of CPA's.

        Mr. Bassett brings to the Board extensive business and management expertise, having served as chief executive officer of Walman for ten years. In addition, his financial and operational experience at

Walman provides him with knowledge of the financial issues facing companies and makes him a valuable member of the Audit Committee and Compensation Committee. Mr. Bassett also meets the definition of an "audit committee financial expert" as established by the SEC.

        Morris Goldfarb, 60, was appointed to our Board of Directors effective January 3, 2011. He is Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd. ("G-III"), and has served as executive officer and director of G-III and its predecessors since the formation of the company in 1974. G-III is a leading designer, manufacturer and distributor of men's and women's apparel, handbags and luggage, with annual sales of $1 billion. G-III holds licenses for fashion brands such as Calvin Klein, Andrew Marc, Kenneth Cole, Cole Haan, Guess?, Jones New York, Jessica Simpson, Nine West and sports licenses with the NFL, NBA, MLB and NHL and more than 100 colleges and universities. G-III also operates retail outlet stores under its Wilsons Leather name and under the Vince Camuto name.

        Mr. Goldfarb has served on various outside Boards including Lakes Entertainment, Inc. from June 1998 until March 2010, and Panasia Bank, the first Korean-American commercial bank in New Jersey, from 1993 to 2000. Mr. Goldfarb currently serves on the boards of The Educational Foundation for the Fashion Industries, Fashion Institute of Technology, RLJ Acquisition, Inc. and Ante5, Inc., and is Honorary Overseer on the Board of Overseers of the Benjamin N. Cardozo School of Law. He is also the President and a Director of the Leather Apparel Association.

        Mr. Goldfarb brings to the Board considerable experience and in-depth knowledge of the retail industry and the issues, opportunities and challenges facing the Company, given his more than 25 years as an executive officer of G-III. His extensive operating and business experience managing G-III, combined with his leadership skills and service as a director at a number of public, private and not-for-profit companies make him particularly well-suited to serve as a member of our Board.

        Anne L. Jones, 65, has served as one of our directors since January 2000. From 1979 to the present, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational and strategic planning consulting firm serving Fortune 500 companies. In 2000, Ms. Jones partnered to form BancPlan LLC and developed an internet-based strategic assessment tool assisting the banking industry in the strategic planning process. Ms. Jones served as President and Chief Executive Officer of BancPlan LLC from 2000 to 2005. Prior to that, Ms. Jones served in various sales and product development capacities with IBM from 1968 to 1979. Ms. Jones serves as Vice Chair on the Board of the Jones Family Foundation, Red Wing, Minnesota. In April 2011, Ms. Jones was appointed to the Board of Directors of Lawrence Transportation Services, a private transportation company.

        Ms. Jones has significant business, sales, product development and management experience, which she attained through her various roles and responsibilities at IBM Corporation and as chief executive officer of BancPlan, LLC. She is a successful entrepreneur who has founded two private companies and she currently leads her own organizational and strategic planning consulting firm, working with both public and privately held companies ranging in size from $10 million to over $1.0 billion. Ms. Jones's service as a director at the Company for over ten years, as well as at a variety of non-profit and civic organizations, together with her business background, lends business, governance, organizational and strategic planning expertise to the Board and makes her a valued member of the Compensation Committee and the Governance and Nominating Committee, which she chairs.

        Lisa W. Pickrum, 41, has served as one of our directors since June 1, 2011. Since 2004, Ms. Pickrum has been the Executive Vice President and Chief Operating Officer of The RLJ Companies ("RLJ"), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries. At RLJ, Ms. Pickrum also serves as the Chief Financial Officer of RLJ Acquisition Services, Inc., a special purpose acquisition company. Prior to joining RLJ, from 1999 to 2003, Ms. Pickrum was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries. From 1998 to 1999, Ms. Pickrum worked as a senior consultant for Accenture, a global management consulting, technology services and outsourcing company, in Accenture's communications and technology strategic services practice. From 1994 to 1996, Ms. Pickrum was an attorney with the Federal Communications Commission ("FCC"). Ms. Pickrum has served on the Board of Directors of DeVry, Inc. since November 2008. She is also a member of the Board of Directors of Rollover Systems, Inc. and The RLJ McLarty Landers Automotive Group. Ms. Pickrum also serves on the FCC Diversity Committee.

        Ms. Pickrum brings extensive experience to the Board as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions. Her previous experience in a legal capacity with a federal regulatory agency gives her valuable perspective on the issues that come before the Board, including business, legal, strategic, financial and regulatory matters. In addition, her experience as a board member at both public and private companies provides her with valuable insight on a number of issues facing the Company and positions her well to serve as a member of the Board.

        Paul L. Snyder, 62, has served as one of our directors since May 3, 2010. Mr. Snyder retired in 2009 after 39 years with KPMG, a global accounting firm, most recently serving as KPMG's Midwest Area Managing Partner in Chicago, Illinois from 2002 to 2009. He is also a past member of KPMG's United States Board of Directors, as well as KPMG's Americas Board of Directors. Mr. Snyder joined the Board of Directors of Securian Group, Inc. in February 2010. He is also a member of the Board of Directors of The St. Paul Foundation, a member of the Board of Directors of the Minneapolis YMCA and its Executive Committee, and a member of the Board of Trustees of the Chicago Historical Society. He also served as treasurer and advisor for the National Association of Corporate Directors-Chicago Chapter from 2000 to 2009.

        Mr. Snyder brings to the Board extensive experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his extensive experience for 28 years as an audit partner at KPMG serving numerous public companies in various business sectors, Mr. Snyder provides relevant expertise on investment and financial matters. His accounting experience, together with his knowledge of financial reporting rules and regulations, make him a valued addition to our Board and to our Audit Committee and Compensation Committee. Mr. Snyder also meets the definition of an "audit committee financial expert" as established by the SEC.

Directors with Terms Ending in 2012

        Mark A. Cohn, 54, has served as one of our directors since October 2006. Mr. Cohn is currently the Chairman and Chief Executive Officer of Third Season, LLC, a company founded as an incubator of micro-consumer marketing companies, a position he has held since founding the company in 2003. During 2010, he was also the Managing Director and Chief Executive Officer of Dorado Ocean Resources Limited ("Dorado"), a deep ocean mining company. From 2003 to 2009, he served as Chief Executive Officer of Second Act, an e-commerce company focused on the resale of consumer electronics. Mr. Cohn served as Chairman, President and Chief Executive Officer of Intelefilm Corporation from October 2001 to August 2002. Intelefilm Corporation filed a voluntary petition of relief under Chapter 11 of the U.S. Bankruptcy Code in August 2002. Mr. Cohn was founder and Chief Executive Officer of Damark International, Inc., a consumer catalog company, from its inception in 1986 until February 2001. The company, subsequent to Mr. Cohn's departure, was renamed Provell and filed a voluntary petition of relief under Chapter 11 of the U.S. Bankruptcy Code in May 2002.

        Mr. Cohn has significant business expertise, having successfully founded and taken public Damark International, Inc. and having served as its Chief Executive Officer for over 15 years. Over the last quarter century he has gained experience in, among other areas, consumer direct merchandising and marketing including e-commerce, catalog, direct response television and print segments. His experience as a chief executive officer of two publicly held companies and as a board member at a number of public, private and not-for-profit companies provides him a valuable perspective on many of the issues the Company faces and positions him well to serve as a member of the Board and as a member of the Compensation Committee, which he chairs.

        James J. Fuld, Jr., 63, was elected as the Non-Executive Chair of our Board effective January 10, 2011. He has served as one of our directors since 1986. From November 1986 to December 1990, he also served as our Secretary. Since December 1979, Mr. Fuld has been the Chairman, President and sole stockholder of James J. Fuld, Jr. Corp., a private financial and management consulting firm which focuses on retail and consumer product companies. Mr. Fuld served for approximately one year as the non-employee Chairman of the Board of J. Silver Clothing, Inc., a retailer, which filed a voluntary petition of relief under Chapter 11 of the U.S. Bankruptcy Code on February 25, 2005 and which was subsequently converted into a liquidation proceeding under Chapter 7 of the U.S. Bankruptcy Code. Mr. Fuld also served on the Executive Board of the University of Pennsylvania Alumni Fund and is a Board member of the Annenberg Center for the Performing Arts.

        Mr. Fuld has extensive experience in the retail and apparel industry, including as chairman of both a retail and accessories company. As our longest serving director with more than 25 years of service, Mr. Fuld provides a deep understanding of the Company, the retail industry and our competitive environment. The Board also benefits from Mr. Fuld's perspectives on business and financial matters due to his experience in the retail industry and his financial and management consulting firm experience. Such experience makes him well-positioned to serve as Chair of the Board and as a member of the Governance and Nominating Committee.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

        The Board conducts its business through meetings and written consents of the Board and the following standing committees: Audit, Compensation, and Governance and Nominating. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com—select the "Investor Relations" link and then the "Corporate Governance" link. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Conduct.

Code of Conduct

        We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of our directors shall meet the independence requirements of the NYSE. Under the NYSE rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

        In assessing the independence of our directors, the Board carefully considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationships between the Company and the directors or the directors' affiliated companies impairs the directors' independence.

        For fiscal 2011, the Board considered customer-supplier transactions between the Company and G-III, of which Morris Goldfarb is Chairman of the Board and Chief Executive Officer. The Board determined that such transactions were made or established in the ordinary course of business and that Mr. Goldfarb had no direct or indirect material interest in the transactions. In addition, the dollar amounts involved in the transactions with G-III fall below the thresholds set by the NYSE for director independence.

        After consideration of the directors' relationships with the Company, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the individuals serving as non-employee directors during fiscal 2011 (including the non-employee directors being nominated for election at the Annual Meeting) has a material relationship with us and that each such non-employee director (including Martin L. Bassett, Mark A. Cohn, Robert Ezrilov, James J. Fuld, Jr., Morris Goldfarb, Anne L. Jones, Lisa W. Pickrum and Paul L. Snyder) is independent.

        Our other director, Larry C. Barenbaum, cannot be considered an independent director because of his employment as our President and Chief Executive Officer, and Lorna Nagler was not an independent director during her service on the Board in fiscal 2011 because of her employment as President and Chief Executive Officer.

Board Leadership Structure

        The Board believes it is important to maintain flexibility in its board leadership structure and, therefore, has not mandated either the combination or separation of the positions of Chair of the Board and CEO. In 2005, we separated the two positions after the departure of our then CEO and Chairman. Since that time, we have had a non-employee, independent director serve as Chair of the Board, other than from October 19, 2010 to January 10, 2011 when Mr. Barenbaum was both Chair and Interim CEO. Given the demanding nature of both of the Chair and CEO positions, the Board believed, and continues to believe, that it is appropriate to have two different persons occupying each role. Our independent director Chair has the typical responsibilities of a Board chair, including responsibility for setting Board agendas, chairing Board and stockholder meetings, liaising between the other members of the Board and members of senior management (including our CEO), and presiding over the Board's executive sessions at which only the independent directors are present. James J. Fuld, Jr., one of our independent directors, currently serves as Chair of our Board. Mr. Barenbaum had been the Board Chair prior to his being named President and Chief Executive Officer in January 2011.

        If in the future the two roles were to be combined, the Board believes it would likely appoint a lead independent director, given its view of the importance of strong independent leadership at the Board level.

Meetings of the Independent Directors

        At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which our CEO and other members of management do not participate. Mr. Fuld, our non-executive Chair, serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee. In fiscal 2011, our non-employee directors met in executive sessions of the Board without management on five occasions.

 Stock Ownership Guidelines

        The Board has established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of 10,000 shares by the fourth anniversary of the date he or she joined our Board. As of May 1, 2011, all of the directors who have served four or more years on the Board met this stock ownership guideline.

Term/Age Limits

        The Board does not believe it is advisable to establish arbitrary term limits on directors' services. The Board has a mandatory retirement age under which the director must complete his or her term before age 73. As part of its responsibilities, the Governance and Nominating Committee evaluates each incumbent director's qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitation on Board Service

        Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the boards of directors of more than three public companies in addition to ours. A Company director is to notify the Chair of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as one of our directors. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director's ability to carry out his or her responsibilities as one of our directors, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

Board Involvement in Risk Oversight

        The Company's management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company's risk exposures on a day-to-day basis. The Board's responsibility is to monitor the Company's risk management processes concerning the Company's material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for defining or managing the Company's various risks.

        While the Board periodically reviews and discusses the overall risks the Company faces, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees. The Audit Committee of the Board is primarily responsible for overseeing management's processes for managing financial and operational risk in the Company. The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal control. In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

        Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally. The Governance and Nominating Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with non-employee director compensation. In addition, the Governance and

Nominating Committee periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

        To keep the Board informed regarding the Company's risk management efforts, management periodically reports to the Audit Committee, as well as to the Board, on risk management and mitigation activity. In addition, at each regular Board meeting, the Chair of each Board committee reports to the full Board regarding the matters discussed at committee meetings held since the prior Board meeting.

        We believe that the Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing the Company's risk exposure, and the Board, through the leadership of our independent Chair, and its committees providing oversight in connection with those efforts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        All of our directors, and in particular the director nominees, are encouraged to attend the annual meetings of our stockholders. All eight of our then current directors attended the 2010 Annual Meeting of Stockholders.

        The Board of Directors held eleven meetings during fiscal 2011; each director holding office during the year attended more than 90% of the aggregate of the meetings of the Board (held during the period for which he or she had been a director) and the meetings of the committees on which he or she served (held during the period for which he or she served).

        Our Board has three committees: Audit, Compensation, and Governance and Nominating. As of June 2, 2011, the members and Chairs of those committees were:

Independent Directors	Audit	Compensation	Governance and Nominating
Martin L. Bassett	X	X
Mark A. Cohn		Chair
Robert Ezrilov	Chair		X
James J. Fuld, Jr.			X
Morris Goldfarb
Anne L. Jones		X	Chair
Lisa W. Pickrum
Paul L. Snyder	X	X

The Audit Committee

        All Audit Committee members are "independent" under applicable NYSE listing standards and SEC rules and regulations. Our Board of Directors has determined that all three members of the Audit Committee, Mr. Bassett, Mr. Ezrilov and Mr. Snyder, meet the definition of an "audit committee financial expert" as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls or audit matters. In addition, the Audit Committee is responsible for:

  •
  reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

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  assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the Independence Standards Board Standards;

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  reviewing and approving the services provided by the independent accountants;

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  overseeing the internal audit function; and

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  reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

        The responsibilities of the Audit Committee are more fully described in the Committee's charter.

        The Audit Committee held ten meetings during fiscal 2011. The Audit Committee has engaged KPMG LLP as our independent accountants for fiscal year 2012 and is recommending that our stockholders ratify this selection at the Annual Meeting. The report of the Audit Committee is found on page 51 of this proxy statement.

The Compensation Committee

        All Compensation Committee members are "independent" under applicable NYSE listing standards. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and leadership development and succession planning. In addition, the Compensation Committee is responsible for:

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  reviewing corporate performance and the performance of our Chief Executive Officer;

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  determining the compensation and benefits for our Chief Executive Officer and other executive officers;

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  establishing our compensation policies and practices;

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  administering our incentive compensation and stock plans, other than the Second Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (which is administered by the Governance and Nominating Committee); and

  •
  evaluating our benefit plans.

        The Compensation Committee has delegated authority to our Chief Executive Officer, Vice President, Human Resources and Chief Financial Officer to allocate equity awards to employees other than our executive officers in connection with recruiting, retention and significant promotions that occur from time-to-time. This delegation permits the executive officers to determine the recipient of the award, as well as the type and amount of the award, subject to a limitation of 20,000 stock option grants and 10,000 shares of restricted stock during any consecutive 12 month period to any one individual and an overall aggregate limit of 200,000 shares.

        The Compensation Committee has delegated authority to the Vice President, Human Resources to make awards to newly hired or promoted employees with respect to participation in the fiscal 2012 long-term incentive program pursuant to guidelines (based on the level of position) approved by the Committee with respect to both the amount and type of awards such newly hired or promoted employees may be eligible to receive. This delegation expressly excludes the ability to make awards to the CEO and any of his direct reports and is subject to an overall aggregate limit of 150,000 shares.

        The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee's charter.

For more information regarding the Compensation Committee's process in setting compensation, please see "Compensation Discussion and Analysis" below.

        The Compensation Committee held thirteen meetings during fiscal 2011. See "Compensation Discussion and Analysis" for a discussion of the role played by our CEO in compensation decisions. The Compensation Committee report on executive compensation is found on page 36 of this proxy statement.

The Governance and Nominating Committee

        All members of the Governance and Nominating Committee are "independent" under applicable NYSE listing standards. The Governance and Nominating Committee serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities. The Governance and Nominating Committee is responsible for:

  •
  identifying and recommending candidates for service on the Board;

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  adopting and revising our Corporate Governance Guidelines;

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  leading the Board in its annual review of the performance of the Board and the Board's committees;

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  recommending members and the Chair for Board committees;

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  periodically reviewing and making recommendations to the Board as to the size and composition of the Board and criteria for director nominees;

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  periodically reviewing and making recommendations to the Board as to the cash and equity compensation of non-employee directors; and

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  periodically reviewing our Code of Conduct with our General Counsel to recommend any appropriate changes to the Board.

        The responsibilities of the Governance and Nominating Committee are more fully described in the Committee's charter.

        The Governance and Nominating Committee will consider Board nominees recommended by stockholders that are submitted in accordance with the process described below under the caption "Procedures for Recommending, Nominating and Evaluating Director Candidates".

        The Governance and Nominating Committee held seven meetings during fiscal 2011.

Procedures for Contacting the Board

        The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

    Christopher & Banks Board of Directors
    c/o Christopher & Banks Corporation
    Attention: Corporate Secretary
    2400 Xenium Lane North
    Plymouth, MN 55441

        The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors, or the individual Board members specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding our compensation and benefit programs will be referred to the Compensation Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Governance and Nominating Committee.

        Depending on the subject matter, the Company's Corporate Secretary will:

  •
  forward the communication to the director or directors to whom it is addressed;

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  attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

Procedures for Recommending, Nominating and Evaluating Director Candidates

Recommending Director Candidates for Nomination by the Board

        The Governance and Nominating Committee will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must timely provide the Governance and Nominating Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below. Such documentation and the name of the director candidate should be sent by U.S. mail to:

    Christopher & Banks Board of Directors
    c/o Christopher & Banks Corporation
    Attention: Corporate Secretary
    2400 Xenium Lane North
    Plymouth, MN 55441

Nominating Director Candidates

        Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting at which your nominee will be considered. In accordance with our by-laws, director nominations generally must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice must contain (1) the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and (2) the class and number of shares owned by the stockholder and such beneficial owner.

Evaluating Director Candidates

        Our Corporate Governance Guidelines require the Governance and Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Governance and Nominating Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Governance and Nominating Committee. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise currently desired on the Board, experience as a director of a public company, location, age, gender and ethnic diversity. A member of the Governance and Nominating Committee will contact, for further review, those candidates who the Governance and Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Governance and Nominating Committee is responsible for conducting, subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Governance and Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election. The Governance and Nominating Committee uses the same process for evaluating all director candidates, regardless of the source of the recommendation.

        The Governance and Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used in fiscal 2011 to identify or screen potential director candidates. The Governance and Nominating Committee will reassess the qualifications of a current director, including the director's attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

        Our Governance and Nominating Committee is responsible for reviewing director compensation and making recommendations to the Board. The recommendations of the Governance and Nominating Committee for fiscal 2011 were based on industry, peer group, independent third party comparisons of director compensation and the Company's past practices. Based on the Committee's recommendation, our Board determines the compensation of our directors on an annual basis. Directors who are our employees do not receive compensation for their services as directors. No outside consultants were used in setting director compensation for fiscal 2011.

        In fiscal 2011, non-employee directors received an annual cash retainer of $48,000 for service on our Board. Larry Barenbaum's additional cash compensation as Chairman of the Board was $60,000 on an annualized basis; however, this compensation as Chair ceased upon his appointment as Interim CEO in October 2010. In conjunction with Mr. Barenbaum's appointment as Interim CEO in October 2010, Ms. Jones was named Lead Director and paid $3,000 per month while serving in that role until January 2011 when Mr. Fuld was named Chair of the Board. In conjunction with his appointment as non-executive Chair of the Board in January 2011 and in lieu of a cash retainer for services as Chair, Mr. Fuld was granted an option to purchase 100,000 shares of our common stock at an exercise price of $5.94. The shares subject to this option shall vest in 25,000 share increments on the sixth, twelfth, eighteenth and twenty-fourth month anniversaries of the date of grant, assuming that Mr. Fuld is still serving as the non-executive Chair of the Board on each such date. The Chairs of the Audit, Compensation, and Governance and Nominating Committees each received an additional annual retainer of $12,000, $9,000 and $5,000, respectively. The other members of the Audit Committee received an additional annual retainer of $6,000, the other members of the Compensation Committee received an additional annual retainer of $4,500, and the other members of the Governance and Nominating Committee received an additional annual retainer of $2,500.

        In addition to the cash retainer, we also grant equity awards to our non-employee directors in order to further align their interests with those of our stockholders. Effective July 27, 2010, each non-employee director received shares of restricted stock or stock units approximating $70,000 in value based on the closing price of our stock on that date. The shares of restricted stock vest immediately. The stock units are credited to the director's account per the terms of the Deferred Stock Plan discussed below. On July 29, 2009, we granted each director an option to purchase 36,000 shares of our common stock with an exercise price of $6.98 per share. The options vest as to one-third of the shares on January 29, 2010, January 29, 2011 and January 29, 2012. The number of options awarded in fiscal 2010 to our non-employee directors was larger and such options vest over a longer period of time than awards in prior years to reflect the Board's expectation that no additional stock options would be granted to non-employee directors (other than any new director(s)) over the next several years. No additional stock options were granted in fiscal 2011 to the directors who received the July 29, 2009 award, and the directors who joined the Board subsequent to that date received a pro-rata award of stock options (as described below).

        In conjunction with his joining the Board on May 3, 2010, Mr. Snyder received a restricted stock grant of 2,500 shares, which vested immediately but were restricted from sale for six months, and an option to purchase 27,000 shares of our common stock at an exercise price of $10.60 per share. The option vests as to one-third of the shares on each of November 1, 2010, November 1, 2011 and November 1, 2012. In conjunction with his joining the Board on January 3, 2011, Mr. Goldfarb received a restricted stock grant of 6,672 shares of our common stock, which vested immediately but was restricted from sale for six months from the date of grant, and an option to purchase 19,000 shares of our common stock at an exercise price of $6.12 per share. The option vests as to 6,334 shares on July 1, 2011, and as to 6,333 shares on July 1, 2012 and July 1, 2013.

        The Second Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the "2006 Directors Plan") permits stock options, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards and stock appreciation rights. The 2006 Directors Plan is administered by the Governance and Nominating Committee. The Governance and Nominating Committee has broad powers to: (i) establish rules for the administration of the 2006 Directors Plan; (ii) select the participants in the 2006 Directors Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

        In October 2008, the Board adopted the Christopher & Banks Corporation Non-Employee Director Deferred Stock Plan (the "Deferred Stock Plan"), which provides an opportunity for non-employee members of the Board to voluntarily defer receipt of shares of our common stock granted by the Company in connection with the performance of their services as a director in return for the right to receive such shares at a later date (such right considered a "stock unit"). If a director elects to defer shares and receives a stock unit reflecting such deferral, each time a cash dividend is paid on our shares of common stock, a cash payment that would have been payable on the number of shares equal to the number of stock units credited to that director's account is paid to such director on or about the dividend payment date.

(This space intentionally left blank.)

 Non-Employee Director Compensation for Fiscal 2011

        The following table sets forth the cash and non-cash compensation awarded to or earned by each person who served as a non-employee director during fiscal 2011.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)		Option Awards ($) (4) (5)	All Other Compensation ($)		Total ($)
Larry C. Barenbaum(6)	71,733	69,994		—	—		141,727
Martin L. Bassett	58,500	69,994	(7)	—	1,043	(8)	129,537
Mark A. Cohn	57,625	69,994		—	—		127,619
Robert Ezrilov	62,500	69,994	(7)	—	1,043	(8)	133,537
James J. Fuld, Jr.	54,250	69,994	(7)	167,379	1,043	(8)	292,666
Morris Goldfarb	8,000	40,833		38,729	400	(9)	87,962
Anne L. Jones	65,458	69,994		—	—		135,452
Paul L. Snyder	47,875	96,494		110,799	300	(10)	255,468

(1)
The amounts consist of cash fees paid to the non-employee directors as described in "Compensation Program for Non-Employee Directors" above.

(2)
On July 27, 2010, each non-employee director, other than Mr. Goldfarb, received 9,523 shares of restricted stock or stock units with a grant date fair value of $69,994. In addition, on May 3, 2010, Mr. Snyder received 2,500 shares of restricted stock with a grant date fair value of $26,500. On January 3, 2011, Mr. Goldfarb received 6,672 shares of restricted stock with a grant date fair value of $40,883. The amounts in this column represent the grant date fair values of the restricted stock and stock unit awards made in fiscal 2011 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Share-Based Payment" ("ASC 718"), based on the closing share price of our common stock on the date of grant: $7.35 (July 27, 2010), $10.60 (May 3, 2010) and $6.12 (January 3, 2011). Additional information related to the calculation of the grant date fair values is set forth in Note 9 of the Notes to the Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K.

(3)
None of our non-employee directors held any shares of restricted stock on February 26, 2011. The number of stock units held by the non-employee directors on February 26, 2011 was as follows: Mr. Bassett, (9,523); Mr. Ezrilov, (9,523); and Mr. Fuld, (9,523).

(4)
On January 10, 2011, Mr. Fuld received an option to purchase 100,000 shares of our common stock at an exercise price of $5.94 with a grant date fair value of $167,379. On January 3, 2011, Mr. Goldfarb received an option to purchase 19,000 shares of our common stock at an exercise price of $6.12 per share with a grant date fair value of $38,729. On May 3, 2010, Mr. Snyder received an option to purchase 27,000 shares of our common stock at an exercise price of $10.60 per share with a grant date fair value of $110,799. The amounts in this column represent the grant date fair values of option awards made in fiscal 2011. In accordance with ASC 718, the grant date fair values for these awards have been determined using the Black-Scholes method and were based on the assumptions provided in Note 9 of the Notes to the Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K.

(5)
The number of stock options held by the non-employee directors on February 26, 2011 was as follows: Mr. Barenbaum (72,000), Mr. Bassett (50,000), Mr. Cohn (70,000), Mr. Ezrilov (72,000), Mr. Fuld (172,000), Mr. Goldfarb (19,000), Ms. Jones (72,000) and Mr. Snyder (27,000).

(6)
Table only includes compensation as a director earned prior to his appointment in October 2010 as Interim CEO. Mr. Barenbaum's compensation as an employee is discussed in the "Summary Compensation Table" on page 38.

(7)
Pursuant to the Deferred Stock Plan, Messrs. Bassett, Ezrilov and Fuld each elected to defer receipt of the 9,523 shares of restricted stock until after his service on the Board ends. Consequently, the dollar value in this column of the shares of restricted stock was awarded as fully credited stock units pursuant to the Deferred Stock Plan, and shares equal to the number of stock units will be distributed to the director after his Board service terminates.

(8)
The amount represents the dividend equivalent payments received by the director in fiscal 2011 with respect to the stock units credited on the dividend record date to that director's account in the Deferred Stock Plan.

(9)
A dividend of $0.06 per share was paid on January 26, 2011 with respect to the 6,672 shares of restricted stock that were granted on January 3, 2011 to Mr. Goldfarb and restricted from sale for six months.

(10)
Dividends of $0.06 per share were paid on July 21, 2010 and on October 21, 2010 with respect to the 2,500 shares of restricted stock that were granted on May 3, 2010 to Mr. Snyder and restricted from sale for six months.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        We have structured the Compensation Discussion and Analysis (the "CD&A") in two sections. The first part, entitled "Executive Summary of 2011 Compensation Program", summarizes the Company's financial results for fiscal 2011 and describes the decisions made by the Compensation Committee (the "Committee") of our Board of Directors (the "Board") with respect to executive compensation for fiscal 2011. The second part of the CD&A, entitled "Compensation Program Framework", discusses in greater detail the principal elements of our compensation philosophy and practices.

I. Executive Summary of 2011 Compensation Program

        This CD&A describes the compensation awarded to each of the executive officers listed in the "Summary Compensation Table" in this proxy statement (the "Named Executive Officers"). The Named Executive Officers for fiscal 2011 include the following individuals:

  •
  Larry C. Barenbaum—President and Chief Executive Officer;

  •
  Lorna E. Nagler—Former President and Chief Executive Officer (through October 19, 2010);

  •
  Michael J. Lyftogt—Senior Vice President, Chief Financial Officer;

  •
  Rodney Carter—Former Executive Vice President, Chief Financial Officer (through July 15, 2010);

  •
  Susan C. Connell—Former Executive Vice President, Chief Merchandise Officer (through October 19, 2010);

  •
  Monica L. Dahl—Senior Vice President, e-Commerce, Planning & Allocation, and Strategy;

  •
  Luke R. Komarek—Senior Vice President, General Counsel and Corporate Secretary; and

  •
  Michelle L. Rice—Vice President, Store Operations.

        Summary of Fiscal 2011 Results.    Fiscal 2011 was a difficult year for many parts of the U.S. economy and for the consumers who comprise our customer base. The Company continued to face challenging macroeconomic conditions that negatively impacted the retail industry and the women's specialty apparel sector, in particular. Consumers continued to be focused on value and price and were cautious about discretionary spending, which directly impacted our sales, gross margins and earnings. In addition, our merchandise assortment did not resonate with customers. As a result, the Company's financial performance in fiscal 2011 was below expectations and the Company did not achieve its earnings target under either its annual cash incentive program or the awards of performance-based restricted stock made with respect to fiscal 2011. Therefore, there was no payment to the Named Executive Officers under the Company's annual incentive plan and all of the shares of performance-based restricted stock granted in fiscal 2011 were forfeited.

        Fiscal 2011 Compensation Actions and Results.    The Committee's compensation decisions for fiscal 2011 were intended to balance the following key factors: maintaining a consistent pay for performance philosophy and practice, driving the Company's short-term business goals given the current business environment, and motivating, rewarding and retaining senior executives on a pay for performance basis, addressing both long-term and short-term performance objectives. In addition, the fiscal 2011 compensation programs reflect the Committee's long-term compensation goal of aligning our executive officers' interests with the interests of our stockholders. The following highlights the Committee's key compensation decisions for fiscal 2011. These decisions are discussed in greater detail elsewhere in the "Compensation Discussion and Analysis".

  •
  Management Changes.  In fiscal 2011, Mr. Barenbaum began serving as our Interim President and Interim Chief Executive Officer (collectively, "Interim CEO") when Ms. Nagler's employment with the Company terminated. Likewise, in fiscal 2011, Mr. Lyftogt began serving as our Interim Chief Financial Officer when Mr. Carter's employment with the Company terminated. The employment of Ms. Connell, our Executive Vice President, Chief Merchandise Officer, also terminated in fiscal 2011. The compensation arrangements approved by the Committee in connection with the appointment of Mr. Barenbaum as full-time President and Chief Executive Officer and Mr. Lyftogt as full-time Chief Financial Officer are described below under "Agreements with the Named Executive Officers".

  •
  Fiscal 2011 Base Salaries.  At the beginning of the 2011 fiscal year in conjunction with the annual review of executives' salaries, the Chief Executive Officer, Chief Financial Officer and Chief Merchandise Officer (the three highest paid positions at the Company) did not receive a salary increase for fiscal 2011. The Committee did award, at the beginning of fiscal 2011, base salary increases to three of the Named Executive Officers ranging from 3% to 9%. In addition to determining Mr. Barenbaum's salary in connection with his appointment as President and Chief Executive Officer in January 2011, as described below, three of the Named Executive Officers also received increases during the fiscal year in connection with their promotions within the Company.

  •
  Annual Cash Incentive Program and Fiscal 2011 Annual Cash Incentives.  The Committee made a fundamental change in the design of its annual incentive program for fiscal 2011, to ensure that a significant portion of any earnings was retained by the Company for the benefit of the stockholders. The fiscal 2011 design consisted of a bonus pool funded by a percentage of the Company's pre-bonus operating income if the Company achieved performance of at least 80% of the operating income target (threshold). Between threshold and target, 10% of the operating income achieved would be contributed to the bonus pool, with the percentage of contributions increasing from 10% to a maximum of 40% at various incremental performance levels above target. The Committee's emphasis on operating income as the sole financial performance target for fiscal 2011 reflected the Committee's response to the current business environment. The result of these decisions was that at target performance, the annual cash bonus potential for the

    Named Executive Officers for fiscal 2011 was well below that of the fiscal 2010 plan design and also below the target annual incentive opportunities at similarly sized companies.

    No annual cash incentives were earned by our Named Executive Officers for fiscal 2011 because the Company did not meet the threshold financial performance metric for the annual cash incentives established for fiscal 2011. The Committee also determined not to grant any discretionary bonuses for fiscal 2011, except that Monica Dahl received a discretionary bonus in conjunction with a promotion and the assumption of additional duties and responsibilities in July 2010.

  •
  Long-Term Incentive Program.  The Committee continued its practice of awarding stock options, time-based restricted stock and performance-based restricted stock to the Named Executive Officers as part of its long-term compensation program. The aggregate value of the equity awards for fiscal 2011 as measured by the Committee at the time of grant was, in general, less than the value of the equity awards granted to those Named Executive Officers who received equity awards for fiscal 2010. In particular, the value of the equity awards in fiscal 2011 to both Ms. Nagler (the then Chief Executive Officer) and Mr. Carter (the then Chief Financial Officer) were considerably less than the value of their 2010 equity awards. The Committee continued to emphasize its pay for performance philosophy through its equity awards. The performance-based equity awards (stock options and performance-based restricted stock) made in fiscal 2011 represented for each of the Named Executive Officers the following percent of their total equity award value: Mr. Barenbaum 92%, Ms. Nagler 79%, Mr. Lyftogt 63%, Mr. Carter 63%, Ms. Connell 63%, Ms. Dahl 63%, Mr. Komarek 63% and Ms. Rice 57%. In fiscal 2011, the performance-based restricted stock awards had operating income as the single financial performance measure, reflecting the Committee's response to the current business environment, and pay-for-performance philosophy by rewarding executives for achieving a significant improvement in the Company's operating results. These performance-based restricted stock awards were forfeited in fiscal 2012 following the determination by the Committee that the threshold operating income target had not been achieved. The performance-based restricted stock awards granted to the Named Executive Officers in fiscal 2010 that would have vested in fiscal 2011 based on the achievement of certain cash flow targets were forfeited in fiscal 2011 upon the Committee's determination that the performance criteria had not been achieved.

  •
  Severance Agreements.  In April 2011, the Company entered into severance agreements with the currently employed Named Executive Officers. These severance agreements are described in detail in the "Severance Benefits" section below.

  •
  Other Benefits and Perquisites.  The Company's Named Executive Officers are primarily compensated through cash and equity. Other benefits and perquisites are not viewed as important elements of our compensation program. Therefore:

  •
  We do not have any agreements with executive officers that provide for cash severance payments in connection with a change in control (e.g., golden parachutes).

  •
  Executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer funded pension and we do not provide our executive officers a Company-funded deferred compensation program.

  •
  We offer limited perquisites to our executive officers, such as automobile allowances or leased cars for several of the Named Executive Officers, and do not provide reimbursement of personal air travel, reimbursement or payment of country club dues or memberships, or Company-funded financial planning services.

 II. Compensation Program Framework

Overview

        This section describes the major elements of our compensation program for the Named Executive Officers and discusses the objectives, philosophy, process and decisions underlying the compensation of the Named Executive Officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

        The Committee is composed entirely of independent directors, as determined under the NYSE rules and Section 162(m) of the Internal Revenue Code. The Committee oversees our compensation and benefits policies and oversees and sets the compensation for the Named Executive Officers.

        The principal elements of our executive compensation program for fiscal 2011 were:

  •
  base salary;

  •
  annual cash incentives;

  •
  long-term incentives; and

  •
  severance arrangements with certain of our Named Executive Officers.

Compensation Program Objectives and Reward Philosophy

        Our Committee believes that our compensation program should be designed with a dual purpose: (1) to provide a total compensation opportunity required to both attract and retain talented and experienced key executives; and (2) to provide rewards to motivate individual performance in a manner designed to promote the success of the Company.

        The Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

  •
  Competitive Pay.  Our compensation program is designed to provide a total compensation opportunity comprised of a base salary and annual and long-term incentives that approximates the median level of compensation opportunity of our peer group companies.

  •
  Pay for Performance.  Our compensation program is intended to motivate our executive officers, including the Named Executive Officers, to drive our business and financial results and is designed to reward both short-term performance as well as sustainable performance over a longer period of time. A considerable portion of each executive's compensation consists of variable pay that is expressly conditioned upon the achievement of pre-established financial objectives and performance criteria.

  •
  Alignment with Stockholders.  By providing to our executive officers stock incentives that constitute a considerable part of their total compensation, our executive officers' interests should be aligned with the interests of our stockholders. Our compensation program is intended to motivate and reward our executive officers to drive performance, which in turn leads to the enhancement of long-term stockholder value.

Process and Market Considerations

Process

        In making its compensation decisions, the Committee takes into account the recommendations of the Chief Executive Officer as to compensation, including cash incentives, stock option and restricted stock awards, to be awarded to the other Named Executive Officers. Other than providing such recommendations, our Chief Executive Officer does not participate in the Committee's decisions regarding executive compensation. All such decisions are made by the Committee. However, during the initial portion of fiscal 2011, Ms. Rice was not an executive officer of the Company and therefore her compensation was not reviewed and determined by the Committee at the beginning of fiscal 2011.

        The Committee has from time-to-time engaged outside compensation consultants to assist with compensation-related matters when deemed appropriate. In setting fiscal 2011 compensation at the beginning of the fiscal year, the Company did not engage or use a compensation consultant. Rather, the Committee relied on the market data described under "Competitive Market Assessment" that had been developed for its use previously, together with updated survey information as to recent compensation trends or developments. In mid-2010, as discussed below under "Competitive Market Assessment", the Committee directly engaged Pearl Meyer & Partners ("PM&P"), a compensation consultant, to assist the Committee in evaluating and setting executive compensation and in establishing a new compensation peer group. As part of that engagement, the Committee determined that PM&P was independent. The evaluation and analysis prepared by PM&P was reviewed and relied on by the Committee in setting Mr. Barenbaum's compensation in October 2010 in connection with his appointment as Interim CEO and in January 2011 in connection with his election as President and Chief Executive Officer, and in setting Mr. Lyftogt's compensation in February 2011 in conjunction with his appointment as Senior Vice President, Chief Financial Officer, as well as in adjusting Ms. Rice's overall compensation in November 2010.

        In making decisions with respect to each component of executive compensation, our Committee typically takes into consideration the impact of the total value of these components for each executive and all executives as a group. In conjunction with making the annual executive compensation awards, the Committee reviews for each of the Named Executive Officers information regarding the executive's annual compensation, as well as comparative market data. The total amount of annual compensation provided to the Named Executive Officers is provided in the "Summary Compensation Table" in this proxy statement.

Competitive Market Assessment

        The Committee's decisions with respect to fiscal 2011 compensation design were based, in part, on the design of the fiscal 2009 and 2010 compensation programs and also based on data from external sources such as Equilar Executive Insights, a salary.com market analysis and the Mercer NRF Retail Survey.

        As noted previously, the Committee engaged PM&P during fiscal 2011 to assist the Committee in analyzing its current compensation practices and programs. As part of that analysis, the Committee, with the assistance of PM&P, adopted a new compensation peer group consisting of 18 companies. That updated peer group is as follows:

Compensation Peer Group Adopted in Fiscal 2011

American Apparel, Inc.	Citi Trends, Inc.	New York & Company, Inc.
bebe stores, inc.	Coldwater Creek, Inc.	Rue21, Inc.
The Buckle Inc.	Delia, Inc.	Syms Corporation
Cache Inc.	Destination Maternity Corporation	Volcom, Inc.
Casual Male Retail Group, Inc.	Hot Topic, Inc.	Wet Seal, Inc.
The Cato Corporation	Lululemon Athletica, Inc.	Zumiez, Inc.

Our Fiscal 2011 Executive Compensation Program

Agreements with the Named Executive Officers

        Compensation Arrangements with Larry Barenbaum.    Effective October 19, 2010, the employment of Lorna Nagler, the President and Chief Executive Officer of the Company, ended and on that same date the Board elected Larry Barenbaum as Interim CEO, in addition to his role as Chair of the Company's Board. In connection with his election as Interim CEO, Mr. Barenbaum and the Company agreed to the following compensation arrangements: (i) a monthly salary of $40,000 and (ii) for each of the first six months in his capacity as Interim CEO, Mr. Barenbaum would be granted 7,000 shares of restricted stock of the Company which would vest immediately, but which could not be transferred until Mr. Barenbaum was no longer serving as Interim CEO. Such grants would cease upon the earlier to occur of (i) the election of a permanent President and Chief Executive Officer to replace Mr. Barenbaum, or (ii) the six month anniversary of his tenure as Interim CEO. In addition, Mr. Barenbaum agreed that during his service as Interim CEO, he would forego any and all compensation to which he would be entitled as a non-employee director of the Company.

        In connection with the Board's appointment of Mr. Barenbaum as Interim CEO in October 2010, the Board created a search committee consisting of four members of the Board to conduct the search for a full-time Chief Executive Officer (the "CEO Search Committee"). In early January, after Mr. Barenbaum had been in the Interim CEO role for almost three months, the CEO Search Committee recommended to the full Board a cessation of the search process and the election of Mr. Barenbaum to the role of full-time CEO. Thereafter, the Committee, reviewing the peer group comparison information (the "Peer Group Analysis") previously supplied by PM&P, its independent compensation consultant, met to establish a compensation package that would achieve the goals of re-setting executive compensation at a level more appropriate to the size and performance of the Company, and to create a strong incentive for the new CEO to drive superior performance for the benefit of the Company and its stockholders. Given the state of the Company's recent economic performance, driving superior operating performance that would, in turn, translate into an increased share price, was a high priority for the Committee.

        On January 10, 2011, Larry Barenbaum was named President and Chief Executive Officer (collectively, "CEO") of the Company. In connection with his election as CEO and, based upon the recommendation of the Committee, the Board and Mr. Barenbaum agreed that Mr. Barenbaum would be entitled to:

  •
  a base salary in the amount of $500,000 per year;

  •
  participate in the Company's annual incentive plans for fiscal 2012 and future fiscal years whereby Mr. Barenbaum is eligible to receive, based on the Company's achievement of certain performance objectives, an annual bonus equal to a percentage of his base salary, to be determined by the Committee;

  •
  an "employee inducement award" (as defined in the NYSE's Rule 303A.08 and as approved by the NYSE on January 26, 2011) of a non-qualified stock option to purchase 1,350,000 shares of the Company's common stock, which will vest ratably over a three-year period and which is intended to represent a three-year grant of long-term equity. As discussed more fully below, this award was not made pursuant to the Company's Second Amended and Restated 2005 Stock Incentive Plan, but is intended to be in lieu of any future long-term incentive equity grants to be provided to Mr. Barenbaum during his initial three-year period of service as CEO;

  •
  14,000 shares of restricted stock, which vest immediately and which represent the shares of restricted stock remaining as part of the grant of restricted stock to Mr. Barenbaum in conjunction with his election as Interim CEO on October 19, 2010 described above;

  •
  a monthly car allowance of $1,000; and

  •
  participate in the Company's employee benefit plans generally made available to all full-time employees of the Company.

        Effective upon the Board and Mr. Barenbaum reaching agreement with respect to the compensation described above, all compensation otherwise to be paid to Mr. Barenbaum for his services as Interim CEO, other than earned but unpaid compensation and the 14,000 shares of restricted stock discussed above, immediately ceased.

        In connection with Mr. Barenbaum's election as CEO, Mr. Barenbaum and the Company entered into a severance agreement effective as of January 10, 2011, which is described below under the heading "Payments Upon Termination or Change in Control" on pages 46-47.

        In evaluating and determining Mr. Barenbaum's overall compensation, the Committee concluded that a package that contained an annual $500,000 base salary (a reduction of $350,000 from the prior Chief Executive Officer's base salary and an amount that was well below the 25th percentile of the market base salary for comparable Chief Executive Officers, based upon the Peer Group Analysis), with a one-time grant of options to acquire 1,350,000 shares of the Company's common stock was appropriate and would achieve the goals described above. In addition, the stock options vest in equal installments over a three-year period (assuming that Mr. Barenbaum remains in the CEO position for that period) and were to be issued in lieu of all other long-term grants of equity to Mr. Barenbaum for that three-year period. Unless the stock market recognizes and rewards the Company for achieving improved financial performance, the one-time option grant will have little value. This compensation package consisted of a much lower salary for Mr. Barenbaum, compared to the prior Chief Executive Officer, and placed a considerably greater emphasis on the opportunity for equity appreciation, thereby aligning Mr. Barenbaum's overall compensation with the interests of stockholders. The Committee concluded that this proposed compensation package was appropriately weighted toward a "pay for performance" model that would benefit the Company's stockholders.

        Employment Agreement with Lorna E. Nagler.    In connection with Ms. Nagler's election as CEO, effective August 31, 2007, we entered into an employment agreement with Ms. Nagler (as amended, the "Nagler Employment Agreement"), pursuant to which we agreed to pay Ms. Nagler an annual base salary of at least $850,000 for each of fiscal 2009 and 2010. Under the agreement, for fiscal 2011, Ms. Nagler's base salary would be reviewed and adjusted by the Committee; provided, however, that Ms. Nagler's base salary could not be reduced below $850,000 or Ms. Nagler's base salary for fiscal year 2010, whichever is higher. For fiscal 2011, the Committee determined to maintain Ms. Nagler's salary at the fiscal 2010 level of $850,000 and therefore she did not receive any increase in her salary for fiscal 2011. The employment agreement provided that Ms. Nagler was eligible to earn an annual bonus each fiscal year of up to 100% of her then-current base salary in accordance with our annual incentive plan as in effect from time-to-time. The agreement provided that the Company would grant Ms. Nagler 40,000 shares of the Company's common stock in each of fiscal 2009, 2010 and 2011, subject to the performance criteria specified in the agreement or such alternative performance criteria as agreed to by the Company and Ms. Nagler. It further provided that Ms. Nagler would be eligible to participate in, and would receive appropriate consideration by the Committee for, awards to be made under long-term incentive equity award programs that are approved by the Committee for use with the other senior executives of the Company.

        Pursuant to the Nagler Employment Agreement, we agreed to pay Ms. Nagler a car allowance of $1,250 per month. We also agreed to reimburse Ms. Nagler for all reasonable and documented business expenses in accordance with our expense reimbursement policy. In addition, we agreed to provide Ms. Nagler life insurance coverage with a death benefit in the amount of $2,500,000 and to provide long-term care insurance for Ms. Nagler. More specific information regarding this compensation is provided in footnote 4 to the "Summary Compensation Table" in this proxy statement.

        Effective October 19, 2010, Ms. Nagler's employment with the Company ended. In connection with her separation of employment and pursuant to the terms of the Nagler Employment Agreement, Ms. Nagler and the Company executed a letter pursuant to which Ms. Nagler agreed to resign from all positions with the Company and its subsidiaries, and the Company agreed to treat her resignation as a resignation for good reason under the terms of the Nagler Employment Agreement. The termination and severance provisions in the Nagler Employment Agreement are described below under "Payments Upon Termination or Change in Control" and are also described in footnote 4 to the "Summary Compensation Table".

        Compensation Arrangement with Michael J. Lyftogt.    On July 13, 2010, the Board elected Mr. Lyftogt as Chief Accounting Officer and Interim Chief Financial Officer of the Company, effective as of July 15, 2010. In connection with his election as Chief Accounting Officer and Interim Chief Financial Officer, Mr. Lyftogt's annual salary was increased to $200,000 effective July 19, 2010. In addition, the following equity awards were made to Mr. Lyftogt under the Company's Second Amended and Restated 2005 Stock Incentive Plan:

  •
  a non-qualified stock option to purchase 10,000 shares of the Company's common stock based upon the closing price on July 19, 2010, which will vest ratably over a three-year period;

  •
  3,500 shares of time-based restricted stock, which will vest ratably over a three-year period; and

  •
  2,860 shares (at maximum) of performance-based restricted stock based upon achievement of operating income targets for fiscal 2011, all or a portion of which will vest ratably over a three-year period provided that the operating income targets are achieved or exceeded.

        The Committee took into consideration Mr. Lyftogt's substantially increased duties and responsibilities as Interim Chief Financial Officer, his overall performance and the compensation of other similarly situated Vice President level employees, in recommending an adjustment to his compensation commensurate with his new role.

        On February 24, 2011, Mr. Lyftogt was appointed as the Company's Senior Vice President, Chief Financial Officer. In connection with this appointment, Mr. Lyftogt's annual salary was increased to $250,000, effective February 27, 2011. In addition, the following equity awards under our Second Amended and Restated 2005 Stock Incentive Plan were approved, with the grants to be effective April 18, 2011:

  •
  a non-qualified stock option to purchase that number of shares approximating $75,000 in value, using the Black-Scholes valuation method, which will vest ratably over a three-year period;

  •
  shares of time-based restricted stock approximating $37,500 in value, which shares will vest ratably over a three-year period; and

  •
  shares of performance-based restricted stock having a value of $56,250 (at maximum) based upon achievement of financial performance targets for the fiscal 2012 - 2013 performance period, all or a portion of which will vest two-thirds on the date that the Company determines that one or both of the performance targets has been met and the remaining one-third of which will vest on the third anniversary of the date of grant.

        Mr. Lyftogt is also eligible to participate in the annual incentive plan for fiscal 2012, whereby Mr. Lyftogt is eligible to receive, based on the Company's achievement of certain performance objectives, an annual bonus consisting of cash that equals approximately 8% of his annual salary in the aggregate at target and consisting of cash and equity that equals approximately 54% of his annual salary at maximum.

        The decision to increase Mr. Lyftogt's compensation in conjunction with his promotion was based on a review of relevant compensation data from the Compensation Peer Group provided by PM&P, his performance and a review of internal equity among other similarly situated executives. Given that Mr. Lyftogt's existing compensation was significantly below the competitive market range identified for his new role, the Committee formulated a strategy to move Mr. Lyftogt's compensation directionally towards the 50th percentile of the range over a two to three year period.

        Compensation Arrangement with Rodney Carter.    In connection with Mr. Carter's appointment in June 2009 as Executive Vice President, Chief Financial Officer, Mr. Carter executed an offer letter from the Company (the "Offer Letter") entitling him to (i) a base salary in the amount of $475,000 per year, (ii) a guaranteed bonus for fiscal 2010 in the amount of $100,000 and (iii) participate in our annual incentive plan whereby Mr. Carter was eligible to receive, based on the Company's achievement of certain performance objectives, an annual bonus of up to 100% of his fiscal 2010 base salary. Pursuant to the Offer Letter, Mr. Carter also received awards of stock options, time-based restricted stock and performance-based restricted stock pursuant to our Second Amended and Restated 2005 Stock Incentive Plan. Consistent with Company policy for senior executive positions, Mr. Carter was also entitled to reimbursement for certain specified relocation expenses incurred as a result of his relocation to the Minneapolis, Minnesota area. In fiscal 2011, Mr. Carter was paid $89,288 in relocation expenses and, consistent with the terms of his Offer Letter and relocation package, $6,942 as a gross-up on the taxability of certain of his relocation expenses. In conjunction with the offer of employment, we entered into an agreement with Mr. Carter providing certain severance benefits to Mr. Carter in the event that we terminated him without "cause," as defined in the agreement. Such agreement was terminated upon Mr. Carter's termination of employment in July 2010. The termination and severance provisions in Mr. Carter's agreement are described below under "Payments upon Termination or Change in Control" and are also described in the "Summary Compensation Table".

        Agreement with Susan Connell.    On October 19, 2010, Ms. Connell's employment with the Company ended. In connection with her separation of employment and pursuant to the terms of her noncompete agreement entered into in July 2007 (the "Noncompete Agreement"), Ms. Connell was entitled to receive severance payments in the aggregate amount of 50% of her current annual base salary if the Company did not issue to her an irrevocable waiver of Section 7.2 of the Noncompete Agreement, which generally prohibited her from (i) directly or indirectly engaging in activities with a Competitor (as such term is defined in the Noncompete Agreement), or (ii) owning (whether as a shareholder, partner or otherwise, other than as a 3% or less shareholder of a publicly held company) any interest in a Competitor, or (iii) being connected as an officer, director, advisor, consultant, agent or employee of or participating in the management of any Competitor, without the prior written consent of the Company's Chief Executive Officer. Because the Company issued to Ms. Connell an irrevocable waiver of Section 7.2 of the Noncompete Agreement, no amounts were owed to Ms. Connell in connection with the termination of her employment. The Company did, however, pay Ms. Connell severance in the amount of $40,000.00 as described in the "Summary Compensation Table", in exchange for a release of claims in favor of the Company.

Total Fiscal 2011 Compensation

        The Committee does not have a specific policy for allocating between annual and long-term compensation or between cash and equity compensation. In fiscal 2011, all annual compensation was in the form of cash, and all long-term compensation was in the form of equity, with the exception of certain grants of stock to Mr. Barenbaum in connection with his appointment as Interim CEO in October 2010 and his appointment as CEO in January 2011. The table below illustrates, for each of the Named Executive Officers, the manner in which (1) the overall mix of total direct compensation was allocated between performance and non-performance-based elements; (2) performance-based compensation was allocated between annual and long-term elements; and (3) total direct compensation was allocated between cash and equity.

Fiscal 2011
Total Direct Compensation Mix(1)

	Percent of Target Total Direct Compensation that is:
			Percent of Target Performance-Based Total Direct Compensation that is:		Percent of Target Total Direct Compensation that is:
	Performance- Based(2)	Not Performance- Based(3)
			Annual(4)	Long-Term(5)	Cash-Based(6)	Equity-Based(7)
Larry C. Barenbaum	85%	15%	0%	100%	5%	95%
Lorna E. Nagler(8)	42%	58%	19%	81%	57%	43%
Rodney Carter(8)	28%	72%	23%	77%	67%	33%
Michael J. Lyftogt	28%	72%	17%	83%	63%	37%
Susan C. Connell(8)	28%	72%	23%	77%	67%	33%
Monica L. Dahl	32%	68%	17%	83%	58%	42%
Luke R. Komarek	33%	67%	17%	83%	57%	43%
Michelle L. Rice	22%	78%	14%	86%	67%	33%

(1)
For purposes of this table, "total direct compensation" includes, for those who worked for the Company the entire fiscal year, their actual salary earned and, for those who only worked for the Company for a portion of the fiscal year, their "annualized" salary and, for all such individuals, target annual cash incentive compensation and the fair value at grant of long-term equity incentive compensation. At maximum performance, the pay mix is more heavily weighted on both annual and long-term performance-based compensation.

(2)
Represents target annual incentives, if any, plus options and performance-based restricted stock divided by total direct compensation.

(3)
Represents base or annualized salary plus time-based restricted stock divided by total direct compensation.

(4)
Represents target annual incentives divided by target annual incentives plus options and performance-based restricted stock.

(5)
Represents long-term equity incentives divided by target annual incentives plus long-term equity incentives.

(6)
Represents, for those who worked for the Company the entire fiscal year, their actual base salary earned and, for those who only worked for the Company for a portion of the fiscal year, their annualized salary, plus target annual incentives divided by total direct compensation.

(7)
Represents long-term equity incentives divided by total direct compensation.

(8)
Was not employed by the Company as of the end of fiscal 2011.

        The Committee's goal over time is to provide a total compensation package at target that approximates the median level of our peer group. To assist the Committee in meeting this objective going forward, the Committee engaged PM&P, in May 2010, to provide the Committee competitive market data for the specialty retail industry, as well as general industry data for certain executive positions.

  Fiscal 2011 Base Salaries

        In conjunction with his being named CEO in January 2011, Mr. Barenbaum's annual base salary was set at $500,000. The base salary for Ms. Nagler for fiscal 2011 was $850,000, as set forth in her employment agreement, and was the same salary she earned in fiscal 2010; she did not receive a salary increase for fiscal 2011.

        Following review and consideration of competitive market data and a discussion with the Chief Executive Officer as to the performance and assessment of the Named Executive Officers, the Committee approved the following salary increases in or for fiscal 2011 for the Named Executive Officers listed below:

  •
  At the beginning of fiscal 2011, Mr. Lyftogt received a merit increase of $15,000, or approximately 9%. He also received a salary increase of $25,000 in conjunction with his being named Chief Accounting Officer and Interim Chief Financial Officer in July 2010 and a salary increase of $50,000 in conjunction with his being named Senior Vice President, Chief Financial Officer, effective February 27, 2011.

  •
  At the beginning of fiscal 2011, Ms. Dahl received a merit increase of $7,500, or approximately 3%. She also received a salary increase of $17,500 in conjunction with her promotion to Senior Vice President, e-Commerce, Planning & Allocation, and Strategy in July 2010.

  •
  At the beginning of fiscal 2011, Mr. Komarek received a combined merit and market adjustment increase of $20,000, or approximately 8%.

  •
  In November 2010, Ms. Rice received a salary increase of $15,000, or approximately 7.5%, following her promotion to Vice President, Stores earlier in the fiscal year. (In June 2010, in conjunction with her having assumed responsibility for all of the Store Operations area and in anticipation of her promotion to Vice President, the then Chief Executive Officer approved a salary increase of $40,000 or 25% for Ms. Rice.)

The salary column in the "Summary Compensation Table" below contains the base salary earned for fiscal 2011 by each of the Named Executive Officers.

Annual Cash Incentives

        Annual Cash Incentive Plan.    The Committee adopted, and our stockholders approved, an annual cash incentive plan for our senior executives in 2006. The primary objective of our 2006 Senior Executive Incentive Plan is to provide annual cash incentives for our executive officers to achieve our strategic goals. This is consistent with our pay for performance philosophy. Historically under this plan our Committee annually sets a pre-tax, pre-bonus earnings goal against which actual results for the year would be measured to determine whether bonuses would be paid under the annual incentive plan, and, if so, the amount of such bonuses. Each of the Named Executive Officers was eligible to participate in our annual incentive plan for fiscal 2011. However, as Mr. Carter, Ms. Connell and Ms. Nagler were not employed by the Company following fiscal year-end, they were not eligible for an award under the plan.

        2011 Annual Cash Incentive Plan Design.    For fiscal 2011, the design of the Company's annual incentive plan changed considerably to reflect (i) the Company's recent financial performance (break-even in fiscal 2010) and (ii) the Committee's belief that a substantial portion of the Company's annual earnings should be retained for the benefit of the Company's stockholders. Therefore, for fiscal 2011 the amount of bonuses to be paid under the program consisted of a total bonus pool funded based on a modest percentage of the Company's pre-bonus operating income for the fiscal year. Under the fiscal 2011 plan design, no bonus would be calculated or paid until a minimum threshold performance level was achieved. Consistent with the traditional plan design, threshold was set at 80% of target. If threshold or greater was achieved, the overall bonus pool would be determined by multiplying the bonus rates in the table below by the applicable incremental level of pre-bonus operating income achieved.

Performance Level Achieved	Bonus Rate/Percent Contributed to Pool
Threshold to Target	10%
Target to 140% of Target	15%
140% of Target to 235% of Target	20%
235% of Target to 300% of Target	40%
Above 300% of Target	15%

        As an individual's share of the total bonus pool was not only a function of his or her job level and salary but also the job level and salaries of all potential participants as of the end of the plan year, the amount of any individual's bonus potential at Target was an approximation based upon the number of eligible participants at the time of adoption.

        Mr. Barenbaum was not employed as an executive officer at the time the plan design was approved by the Committee. When Mr. Barenbaum became President and Chief Executive Officer in January 2011, he was not designated as a participant in the fiscal 2011 plan, given that it was the eleventh month in the fiscal year and that the Company's financial performance to-date was such that no payout under the plan was anticipated.

        2011 Annual Cash Incentive Plan Performance Goal and Results.    The one performance measure approved by the Committee with respect to the annual cash incentive plan for fiscal 2011 was formulated to reward the achievement of a return to profitability by achieving pre-bonus operating income at 80% of target in the fiscal 2011 budget and reward achievement of the following:

  •
  developing merchandise offerings which have significant appeal to both new and existing customers;

  •
  maintaining and improving merchandise margins;

  •
  maintaining or enhancing total revenues;

  •
  maximizing gross margins; and

  •
  controlling expenses.

        For fiscal 2011, the Committee determined that each participant would earn an annual incentive bonus if we achieved pre-tax, pre-bonus earnings that equaled or exceeded 80% of the pre-tax, pre-bonus earnings target ("Target"). The table below shows the percentage of salary Ms. Nagler and the other Named Executive Officers were estimated to earn at 80%, 100% and 120% of Target at the time the plan was approved in April 2010.

	80% of Target	100% of Target	150% of Target
Lorna E. Nagler	12.5%	15.7%	20.4%
Rodney Carter	8.4%	10.7%	13.6%
Michael J. Lyftogt	6.7%	8.4%	10.9%
Susan C. Connell	8.4%	10.7%	13.6%
Monica L. Dahl	8.4%	10.7%	13.6%
Luke R. Komarek	8.4%	10.7%	13.6%
Michelle L. Rice	3.8%	4.9%	6.2%

        In order for the plan to pay out, the Company would need to reach or exceed 80% of the operating income target of $8,500,000 ("Threshold"). For fiscal 2011, the Company's pre-bonus operating income did not reach the Threshold. As a result, no cash incentives were paid to the Named Executive Officers under the plan for fiscal 2011.

  Discretionary Bonus to Monica Dahl

        The Committee decided to pay a discretionary bonus to Ms. Dahl of $25,000 in conjunction with a promotion she received in July 2010 and to recognize her contributions to that point in the fiscal year and the additional duties she agreed to assume. No other Named Executive Officer received a discretionary bonus in fiscal 2011.

Long-Term Equity Incentives

        Program Design for Long-Term Equity Incentives.    In general, we review whether to grant long-term equity incentive awards to our executive officers near the end of, or shortly following, each fiscal year. To the extent we approve such awards, they are effective as of the second trading day on the NYSE following the issuance of financial results for the prior fiscal year, pursuant to the Company's policy on insider trading. The primary objectives of our equity incentive program are to:

  •
  retain key executives in a competitive market for talent;

  •
  more closely align executive interests with stockholder interests by directly conditioning a significant portion of the executive's compensation on his or her performance, as well as the Company's performance; and

  •
  reward our executives for long-term stock price appreciation, rather than focusing solely on short-term financial success.

        The Committee's approach to long-term equity incentives is to grant both stock options and restricted stock awards (time-based and performance-based). This allows us to provide a mix of long-term equity awards that has an effective incentive and retention impact across a range of business and industry conditions. This approach is also reflective of changes in accounting regulations for equity compensation and developments in competitive market practices. We have increased our emphasis on performance-based stock-based awards as part of our increased focus on accountability and on a performance-based management system. As a result, we implemented certain changes to our long-term incentive compensation program beginning in fiscal 2009 to include performance-based restricted stock as part of our annual equity grants to executive officers, in addition to awards of non-qualified stock options and shares of time-based restricted stock. The Committee continued this practice of awarding performance-based restricted stock in fiscal 2011, as well as in fiscal 2010.

        All equity-based awards to the Named Executive Officers in fiscal 2011 were made under our Second Amended and Restated 2005 Stock Incentive Plan, except for the "employee inducement award" made to Larry Barenbaum as described above. The following types of equity compensation awards were used in fiscal 2011:

  •
  Non-qualified stock options.  The exercise price of each option granted in fiscal 2011 was equal to the final closing price of our common stock as reported on the NYSE on the date of grant. Stock options granted in fiscal 2011 vest ratably over a three-year period and have a ten-year term. In fiscal 2011, stock option grants were awarded to approximately 45 individuals who were identified as key contributors of the Company. To reinforce the retention aspects of the awards, the vesting schedule consisted of three-year pro-rata vesting. As the potential value ultimately realized by the option holder upon exercise increases with improvement in our stock price, stock options provide an incentive for our executives to drive performance leading to increases in long-term stockholder value.

  •
  Restricted stock with time-based vesting.  Other than the grants to Mr. Barenbaum described above, all shares of time-based restricted stock granted in fiscal 2011 to any of the Named Executive Officers vests one-third each on the three anniversaries of the grant date, provided the executive officer remains continuously employed with us during that entire period. These awards are designed primarily to attract and retain senior executives. Because the value of a time-based restricted stock award increases as the market value of our stock increases, time-based restricted stock also provides an incentive for award recipients to drive performance that leads to improvement in the market value of our common stock.

  •
  Restricted stock with performance-based vesting.  The shares of performance-based restricted stock granted in fiscal 2011 were intended to provide an incentive and reward the executive for achievement of our strategic plans. The performance goal applicable to these equity grants for fiscal 2011 was an operating income target before interest and expenses determined in accordance with GAAP and exclusive of any bonuses under the Company's fiscal 2011 annual incentive plan described above, or any performance or guaranteed bonuses paid or accrued during fiscal 2011 and any discretionary matching contributions made to the Company's 401(k) Plan and the impact (positive or negative) of any change in accounting standards or extraordinary items. The operating income target with respect to the restricted stock with performance-based vesting was $9,282,000. The Company had to achieve at least 80% of the operating income target in order for any of the performance-based shares to vest, in which case the participant received one-half of the award of performance shares they would have received if the operating income target were achieved. For fiscal 2011, the Company failed to meet the minimum operating income threshold and accordingly no shares of performance-based restricted stock vested in fiscal 2012, and the entire awards were forfeited.

        The Committee's practice for determining equity grants to our executive officers is first to evaluate the value of compensation that should be provided as equity as part of the total target compensation for that individual. As part of this process, the Chief Executive Officer, with input from several senior officers, recommends to the Committee, for executives other than the Chief Executive Officer, the level and types of awards. The Committee reviews the Chief Executive Officer's recommendations and considers the value of such awards and issues of pay-equity among the Named Executive Officers. Using a Black-Scholes valuation methodology, the value of one share of restricted stock is approximately two to two and one-half times higher than the value of one stock option. The vesting for the equity awards is determined by the Committee.

        Our Board has adopted a policy with respect to the granting of options, restricted stock and other awards under our equity incentive plans that specifies that grants to our executive officers may only be made in or become effective within an open trading window under our insider trading policy. An exception will be made for grants in connection with the hiring or promotion of an executive officer. In the case of an offer of employment, the grant may be approved in conjunction with the offer but may not become effective until the first date of employment.

        Analysis.    Our Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophy of aligning the interests of our executive officers with those of our stockholders and our pay for performance philosophy. The targeted value of equity awards at the time of grant is determined based on consideration of the level of responsibility and performance, scope and complexity of the position of the executive officers, competitive market data, the costs and potential stockholder dilution of the program, overall business and market conditions, and incentive and retention objectives.

        In fiscal 2011, all of the equity awards received by the Named Executive Officers were part of the annual equity awards granted in April, except for the equity awards made to Mr. Barenbaum described above, additional grants to Mr. Lyftogt which were authorized and made in conjunction with his promotion to Chief Accounting Officer in July 2010 and additional grants to Ms. Rice, approved in November and granted in December 2010, which were authorized and made in recognition of her prior promotion to Vice President, Stores in July 2010. The specific numbers of stock options, shares of time-based restricted stock and shares of performance-based restricted stock that were granted to each of the Named Executive Officers in fiscal 2011 are set forth in the Grants of Plan-Based Awards table in this proxy statement.

        Our Committee anticipates continuing to award a mix of options, time-based restricted stock and performance-based restricted stock to our senior executives.

Other Personal Benefits and Perquisites

        Primary Benefits.    The Named Executive Officers are eligible to participate in the same employee benefit plans in which all other eligible salaried employees participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan. The Company does not maintain any other benefits programs which are exclusive to executives (other than limited perquisites and severance benefits as discussed below.)

        Perquisites.    Our Named Executive Officers are primarily compensated with cash and equity and not perquisites. The Committee does not view perquisites to be an important element of the executive compensation program. Mr. Barenbaum and Ms. Nagler received a monthly car allowance in fiscal 2011, and Ms. Rice was provided a leased vehicle in fiscal 2011. We paid the premiums on term and whole life insurance and long-term disability policies for Ms. Nagler in fiscal 2011. During fiscal 2011, we reimbursed Mr. Carter for moving and relocation expenses and he received a gross-up payment related to a portion of those relocation expenses. As noted on page 28, we agreed to reimburse Mr. Carter for certain travel expenses, moving expenses, temporary living expenses and realtor fees. Detailed information regarding the personal benefits and perquisites paid to the Named Executive Officers in fiscal 2011 is provided in footnote 4 to the "Summary Compensation Table" in this proxy statement.

Severance Benefits

        Severance benefits are part of our overall compensation philosophy in order to both attract and retain highly qualified key executives and provide competitive total compensation. The Committee considers severance benefits to be an important element of a competitive compensation package but does not consider severance benefits to be a significant factor in determining annual total compensation.

        In connection with Mr. Barenbaum's appointment as CEO, Mr. Barenbaum and the Company entered into a severance agreement effective as of January 10, 2011. The terms of the severance agreement, which was in effect at the end of fiscal 2011, are described in the "Employment and Severance Agreements with the Named Executive Officers" section in this proxy statement on pages 46-48. Likewise, the employment agreements with Ms. Nagler and Mr. Carter also contained severance provisions, and Ms. Connell's non-compete agreement, in certain circumstances, entitled her to severance payments.

        In April 2011, the Company entered into new severance agreements with each of the then employed Named Executive Officers, including Mr. Barenbaum, which agreement replaced the severance agreement entered into with Mr. Barenbaum in January 2011; however, the amount of the severance benefit he would be entitled to receive is essentially the same. The new severance agreements provide that the executive officer is and remains an at-will employee and thus may be terminated at any time with or without "cause", as such term is defined in the agreement. If the executive officer is terminated without cause and executes a general release of claims in favor of the Company, the Company will be obligated to pay the executive a severance payment in the aggregate which equals six months of the executive's current salary or, if greater, six months of the executive's highest annual salary at any time during the 12 months preceding the date of termination. The Company also agrees to pay the Company portion of COBRA health and dental premiums for a period equal to the length of the severance period, unless the executive is eligible for a government subsidy with respect to such COBRA benefits. The agreement also contains a provision prohibiting the executive officer, during the period of his or her employment and for a one year period after the date his or her employment with the Company ends, from (i) engaging in certain competitive activities; (ii) soliciting employees to either leave his or her employment with the Company or its affiliates or to establish a relationship with a Competitor (as such term is defined in the agreement); and (iii) soliciting, engaging or inducing a vendor or supplier of the Company or its affiliates to sever or materially alter its relationship with the Company or to establish a relationship with a Competitor.

        For information regarding the amounts of severance each executive officer would have received under the applicable agreements based on a hypothetical termination date of February 25, 2011, the last business day of fiscal 2011, see "Potential Payments Upon Termination or Change in Control" on page 48.

Section 162(m) Policy

        Under Section 162(m) of the Internal Revenue Code, we must meet specified requirements related to our performance and stockholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to certain Named Executive Officers. At the 2009 Annual Meeting of Stockholders, the Company's stockholders approved the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan. That plan includes specific performance criteria and therefore incentive awards granted under that plan are deemed to meet the requirements of Section 162(m). The Committee believes that any compensation paid in the future pursuant to the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan will be deductible.

        The stockholders approved the Second Amended and Restated 2005 Stock Incentive Plan at the 2010 Annual Meeting of Stockholders. Therefore, compensation attributable to stock options, stock appreciation rights and performance awards under that plan will be deductible.

        Except for Ms. Nagler, the compensation paid in fiscal 2011 subject to the Section 162(m) cap did not exceed $1,000,000 for any of the Named Executive Officers and will therefore be deductible.

        The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our stockholders. The Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in our best interests or the best interests of our stockholders.

Stock Ownership Guidelines

        We have adopted stock ownership guidelines for our executive officers that are consistent with the Board's desire and expectation that management build a long-term commitment to our Company by acquiring and holding stock. Although compliance is not mandatory, it will be taken into consideration when evaluating future equity-based grants to executive officers. These guidelines call for (1) the CEO to hold shares of our common stock equal to at least 1 times his or her annual salary, (2) the Executive Vice Presidents to hold shares of our common stock equal to at least .75 times their annual salary, (3) the Senior Vice Presidents to hold shares of our common stock equal to at least .5 times their annual salary and (4) the Vice Presidents to hold shares of our common stock equal to at least .25 times their annual salary. Executive officers serving as of February 21, 2007, the date the stock ownership guidelines were adopted, are encouraged to comply with the guidelines by February 21, 2012. Executive officers joining us after February 21, 2007 are encouraged to comply with the guidelines within five years of the date of their initial election as an officer. The Committee intends to continue its practice of periodically reviewing its stock ownership guidelines in conjunction with future equity incentive programs and its overall compensation strategy.

        The Board also established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of 10,000 shares by the fourth anniversary of the date he or she joined the Board. As of May 1, 2011, all of the directors with four years of service on the Board had met this requirement.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011.

Members of the Compensation Committee
Mark A. Cohn, Chair Martin L. Bassett Anne L. Jones Paul L. Snyder

Compensation Risk Analysis

        During each of the past several fiscal years, the Compensation Committee has actively engaged in reviewing and modifying aspects of the Company's compensation programs in light of the difficult macroeconomic environment and the Company's financial performance. As part of that analysis, the Committee has considered and discussed potential risks that could arise from the Company's compensation policies and practices and the extent to which any of those risks could reasonably likely have a material adverse effect on the Company. Based on that review and analysis, the Committee believes that the Company's compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following items illustrate this point:

  •
  reasonable goals and objectives in our incentive programs;

  •
  our long-term incentives typically provide for a defined range of payout opportunities (generally ranging from between 80% to 200% of target);

  •
  total direct compensation opportunity includes long-term, equity-based incentive awards with vesting schedules that fully materialize over a number of years;

  •
  equity incentive awards have been granted annually so executives typically always have equity awards that are unvested and which could decrease significantly in value if our business is not managed for the long-term; and

  •
  training on our Code of Conduct and other policies educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

        Based on the above combination of items, the Committee believes that (i) our executives are encouraged to manage the Company in a prudent manner, and (ii) our incentive programs are designed in a manner to encourage our senior business leaders to not take risks that are inconsistent with the Company's best interests and that are reasonably likely to have a material adverse effect on the Company.

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Summary Compensation Table

        The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by individuals who served as our Chief Executive Officer or Chief Financial Officer during fiscal 2011 and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2011 and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2011 (the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Larry C. Barenbaum	2011	187,692	—	315,484		3,457,350	(6)	2,077	3,962,603
President and Chief Executive Officer(5)
Lorna E. Nagler	2011	539,423	—	575,250	(8)	170,490		945,752	2,230,915
Former President and Chief	2010	850,000	75,000	794,200	(9)	197,213		89,433	2,005,846
Executive Officer(7)	2009	854,000	60,000	930,461	(10)	467,514		708,696	3,020,671
Rodney Carter	2011	171,731	—	134,568	(8)	128,260		594,026	1,028,585
Former Executive Vice President, Chief Financial Officer(11)	2010	328,846	100,000	349,050	(9)	155,162		35,154	968,212
Michael J. Lyftogt	2011	192,115	—	63,764	(8)	60,081		2,957	318,917
Senior Vice President	2010	160,000	25,000	58,520	(9)	23,666		2,572	269,758
Chief Financial Officer	2009	159,865	30,000	23,232	(10)	13,104		5,185	231,386
Susan C. Connell	2011	304,615	—	136,080	(8)	129,290		43,633	613,618
Former	2010	480,000	—	125,400	(9)	63,108		6,572	675,080
Executive Vice President, Chief Merchandise Officer(12)	2009	479,423	45,000	179,520	(10)	98,282		105,643	907,868
Monica L. Dahl	2011	268,942	25,000	108,864	(8)	104,050		5,030	511,886
Senior Vice President,	2010	271,154	30,000	75,240	(9)	—		4,957	381,351
e-Commerce, Planning & Allocation, and Strategy	2009	375,000	25,000	105,600	(10)	57,813		25,791	589,204
Luke R. Komarek	2011	270,489	—	114,912	(8)	109,201		5,924	500,526
Senior Vice President,	2010	250,000	40,000	125,400	(9)	55,220		1,700	472,320
General Counsel	2009	249,231	30,000	52,800	(10)	28,907		3,841	364,779
Michelle L. Rice	2011	185,096	—	45,744	(8)	50,930		2,600	284,370
Vice President, Store Operations(13)

(1)
Pursuant to his offer letter, Mr. Carter was guaranteed a bonus of $100,000 for fiscal 2010. The other bonuses included in this column reflect discretionary bonuses paid to the Named Executive Officers.

(2)
The amounts shown in this column represent the grant date fair values of the time-based and performance-based restricted stock awards made in fiscal 2011, fiscal 2010 and fiscal 2009 calculated in accordance with ASC 718 based on the closing share price of our common stock on the date of grant. Additional information related to the calculation of the grant date fair value is set forth in Note 9 of the Notes to the Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K.

(3)
The amounts shown in this column represent the grant date fair values of non-qualified stock option awards. In accordance with ASC 718, the grant date fair values for these awards have been determined using the Black-Scholes method and were based on the assumptions presented in Note 9 of the Notes to the Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K.

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(4)
All other compensation for fiscal 2011 is presented in the following table (see "Compensation Discussion and Analysis" for additional information regarding several of these items).

Name	Auto Allowance/ Company Car	Store Operations Performance Reward	Insurance Premiums (A)	Long-Term Disability Premiums	Moving and Relocation	Tax Gross-Up on Reimbursed Moving and Relocation Expenses	Dividends on Restricted Stock	Severance (B)		Total (C)
Larry C. Barenbaum	2,077	—	—	—	—	—	—	—		2,077
Lorna E. Nagler	9,519	—	46,708	—	—	—	21,660	867,865	(D)	945,752
Rodney Carter	—	—	—	62	89,288	6,942	5,034	492,700	(D)	594,026
Michael J. Lyftogt	—	—	—	653	—	—	2,304	—		2,957
Susan C. Connell	—	—	—	1,113	—	—	2,520	40,000		43,633
Monica L. Dahl	—	—	—	914	—	—	4,116	—		5,030
Luke R. Komarek	—	—	—	920	—	—	5,004	—		5,924
Michelle L. Rice	1,038	1,000	—	—	—	—	562	—		2,600

(A)
The amount listed is for both life insurance and long-term care insurance and a related tax gross-up in the amount of $15,274.

(B)
Represents the total amount of severance paid or payable to Ms. Nagler, Mr. Carter and Ms. Connell under their separation agreements with the Company, which are discussed elsewhere in this proxy statement on pages 26-28. Also includes in the case of Ms. Nagler and in the case of Mr. Carter COBRA premiums paid by the Company in the amount of $12,023 and $17,700, respectively, and in the case of Ms. Nagler a related tax gross-up of $5,842.

(C)
The fees paid to Mr. Barenbaum in connection with his service as a non-employee director through October 19, 2010 are discussed in this proxy statement on page 19.

(D)
The amount of severance listed for each of Ms. Nagler and Mr. Carter is subject to offset in the event the former executive officer earns or receives other compensation during the applicable severance period as a result of other employment or consulting services.
(5)
Mr. Barenbaum became Interim CEO on October 19, 2010 and President and Chief Executive Officer on January 10, 2011.

(6)
In connection with his being named President and Chief Executive Officer, Mr. Barenbaum was granted an option to purchase 1,350,000 shares of the Company's common stock at a price of $5.73. The options were granted outside of the terms of the Second Amended and Restated 2005 Stock Incentive Plan in reliance on the employment inducement award exemption under the New York Stock Exchange Rule 303A.08.

(7)
Ms. Nagler resigned from her employment and as a director with the Company effective October 19, 2010.

(8)
The amounts include the grant date fair value of the target payment amounts for the fiscal 2011 performance-based restricted stock awards as follows: Ms. Nagler, $415,950; Mr. Carter, $38,448; Mr. Lyftogt, $18,346; Ms. Connell, $38,880; Ms. Dahl, $31,104; Mr. Komarek, $32,832; and Ms. Rice, $3,888. The grant date fair value of the maximum potential payout amounts for the fiscal 2011 performance-based restricted stock awards were as follows: Ms. Nagler, $477,900; Mr. Carter, $76,896; Mr. Lyftogt, $48,168; Ms. Connell, $77,760; Ms. Dahl, $62,208; Mr. Komarek, $65,664; and Ms. Rice, $7,776. All of our fiscal 2011 performance-based restricted stock awards were forfeited as the performance criteria was not achieved.

(9)
The amounts include the grant date fair value of the target payout amounts for the fiscal 2010 performance-based restricted stock awards as follows: Ms. Nagler, $480,700; Mr. Carter, $107,400; Mr. Lyftogt, $29,260; Ms. Connell, $62,700; Ms. Dahl, $37,620; and Mr. Komarek, $62,700. The grant date fair value of the maximum potential payout amounts for the fiscal 2010 performance-based restricted stock awards were as follows: Ms. Nagler, $637,450; Mr. Carter, $161,100; Mr. Lyftogt, $43,890; Ms. Connell, $94,050; Ms. Dahl, $56,430; and Mr. Komarek, $94,050. All of our fiscal 2010 performance-based restricted stock awards were forfeited as the performance criteria was not achieved.

(10)
The amounts include the grant date fair value of the target payout amounts for the fiscal 2009 performance-based restricted stock awards as follows: Ms. Nagler, $495,961; Mr. Lyftogt, $11,616; Ms. Connell, $89,760; Ms. Dahl, $52,800; and Mr. Komarek, $26,400. The grant date fair value of the maximum potential payout amounts for the fiscal 2009 performance-based restricted stock awards were as follows: Ms. Nagler, $743,941; Mr. Lyftogt, $17,424; Ms. Connell, $134,640; Ms. Dahl, $79,200; and Mr. Komarek, $39,600. All of our fiscal 2009 performance-based restricted stock awards were forfeited as the performance criteria was not achieved.

(11)
Mr. Carter joined the Company as Executive Vice President, Chief Financial Officer on June 15, 2009 and his employment with the Company ended on July 15, 2010.

(12)
Ms. Connell's employment with the Company ended on October 19, 2010.

(13)
Ms. Rice was not a Named Executive Officer in fiscal 2009 or 2010. Therefore, her information is only provided for fiscal 2011.

Grants of Plan-Based Awards for Fiscal 2011

        The following table provides information regarding the grants of plan-based awards made to the Named Executive Officers during fiscal 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry C. Barenbaum	07/27/10	07/27/10	—	—	—	—	—	—	9,523(4)	—	7.35	69,994
	10/19/10	10/19/10	—	—	—	—	—	—	7,000(4)	—	6.77	47,390
	10/19/10	11/19/10	—	—	—	—	—	—	7,000(4)	—	5.22	36,540
	10/19/10	12/20/10	—	—	—	—	—	—	7,000(4)	—	5.69	39,830
	10/19/10	01/19/11	—	—	—	—	—	—	7,000(4)	—	5.93	41,510
	01/27/11	01/29/11	—	—	—	—	—	—	14,000(4)	—	5.73	80,220
	01/27/11	01/29/11	—	—	—	—	—	—	—	1,350,000(5)	5.73	3,457,350
Lorna E. Nagler(6)	05/25/10	07/02/10	—	—	—	—	—	—	—	50,000(7)	6.97	170,490
	05/25/10	05/25/10	—	—	—	—	—	—	18,000(8)	—	8.85	159,300
	05/25/10	05/25/10	—	—	—	3,500(9)	7,000(9)	14,000(9)	—	—	8.85	61,950
	05/26/10	05/26/10	—	—	—	—	40,000(10)	—		—	8.85	354,000
	N/A	N/A	106,250	133,450	(11)	—	—	—	—	—	—	—
Rodney Carter(12)	04/05/10	04/19/10	—	—	—	—	—	—	—	24,900(7)	10.80	128,260
	04/05/10	04/19/10	—	—	—	—	—	—	8,900(13)	—	10.80	96,120
	04/05/10	04/19/10	—	—	—	1,780(9)	3,560(9)	7,120(9)	—	—	10.80	38,448
	N/A	N/A	39,900	50,825	(11)	—	—	—	—	—	—	—
Michael J. Lyftogt	04/05/10	04/19/10	—	—	—	—	—	—	—	5,500(14)	10.80	28,325
	04/05/10	04/19/10	—	—	—	—	—	—	2,000(15)	—	10.80	21,600
	04/05/10	04/19/10	—	—	—	400(16)	800(16)	1,600(16)	—	—	10.80	8,640
	07/13/10	07/19/10	—	—	—	—	—	—	—	10,000(17)	6.49	31,756
	07/13/10	07/15/10	—	—	—	—	—	—	3,500(18)	—	6.80	23800
	07/13/10	07/15/10	—	—	—	715(16)	1,430(16)	2,860(16)	—	—	6.80	9,724
	N/A	N/A	12,872	16,137	(11)	—	—	—	—	—	—	—
Susan C. Connell(19)	04/05/10	04/19/10	—	—	—	—	—	—	—	25,100(7)	10.80	129,290
	04/05/10	04/19/10	—	—	—	—	—	—	9,000(13)	—	10.80	97,200
	04/05/10	04/19/10	—	—	—	1,800(9)	3,600(9)	5,760(9)	—	—	10.80	38,880
	N/A	N/A	40,320	51,360	(11)	—	—	—	—	—	—	—
Monica L. Dahl	04/05/10	04/19/10	—	—	—	—	—	—	—	20,200(14)	10.80	104,050
	04/05/10	04/19/10	—	—	—	—	—	—	7,200(15)	—	10.80	77,760
	04/05/10	04/19/10	—	—	—	1,440(16)	2,880(16)	6,080(16)	—	—	10.80	31,104
	N/A	N/A	22,591	28,777	(11)	—	—	—	—	—	—	—
Luke R. Komarek	04/05/10	04/19/10	—	—	—	—	—	—	—	21,200(14)	10.80	109,201
	04/05/10	04/19/10	—	—	—	—	—	—	7,600(15)	—	10.80	82,080
	04/05/10	04/19/10	—	—	—	1,520(16)	3,040(16)	6,080(16)	—	—	10.80	32,832
	N/A	N/A	22,721	28,942	(11)	—	—	—	—	—	—	—
Michelle L. Rice	04/05/10	04/19/10	—	—	—	—	—	—	—	2,500(14)	10.80	12,875
	04/05/10	04/19/10	—	—	—	—	—	—	900(15)	—	10.80	9,720
	04/05/10	04/19/10	—	—	—	180(16)	360(16)	720(16)	—	—	10.80	3,888
	11/15/10	12/27/10	—	—	—	—	—	—	—	14,400(20)	6.18	38,055
	11/15/10	12/27/10	—	—	—	—	—	—	5,200(21)	—	6.18	32,136
	N/A	N/A	7,034	9,070	(11)	—	—	—	—	—	—	—

(1)
The amounts in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during fiscal 2011 based upon the achievement of the earnings goal under the 2009 Qualified Incentive Plan. For those Named Executive Officers who were not employed at fiscal year-end, the amount listed is based on their annualized salary for fiscal 2011. Because the threshold performance level was not achieved, no non-equity incentive awards were earned under the 2009 Qualified Incentive Plan for fiscal 2011. We elected to pay a discretionary bonus to one of the Named Executive Officers for fiscal 2011. The discretionary bonus amount paid is included in the "Bonus" column of the "Summary Compensation Table" and is summarized in the "Compensation Discussion and Analysis" under the subheading "Annual Cash Incentives".

(2)
Awards made pursuant to the Second Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan.

(3)
The dollar values of stock options and restricted stock disclosed in this column are equal to the grant date fair values computed in accordance with ASC 718. The fair values of the performance-based restricted stock awards were calculated using the number of shares at the target level. A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 9 of the Notes to the Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K.

(4)
All shares of restricted stock vested in full on the grant date.

(5)
One-third of the options will vest on January 29, 2012, January 29, 2013 and January 29, 2014.

(6)
The unvested equity awards held by Ms. Nagler on October 19, 2010, the date of Ms. Nagler's resignation, were forfeited.

(7)
One-third of the options would have vested on July 2, 2011, July 2, 2012 and July 2, 2013.

(8)
One-third of the shares of restricted stock would have vested on May 25, 2011, May 25, 2012 and May 25, 2013. Dividends are paid on shares of time-based restricted stock prior to vesting.

(9)
The shares of performance-based restricted stock were subject to forfeiture based on pre-determined corporate financial performance criteria for fiscal year 2011, as discussed in the "Compensation Discussion and Analysis." To the extent that the performance-based restrictions would have lapsed, the shares would have vested as follows: (i) one-third as of the date the performance-based restrictions lapsed based upon a determination that the threshold financial performance has been met or exceeded and (ii) one-third each on April 19, 2012 and April 19, 2013. Dividends are not paid on performance-based restricted stock awards until the performance-based restrictions lapse and then only with respect to the shares as to which the restrictions have lapsed.

(10)
The shares of performance-based restricted stock were subject to forfeiture based on pre-determined corporate financial performance criteria for fiscal year 2011. To the extent that the performance-based restrictions would have lapsed, the shares would have vested on the date that the performance criteria for the award were determined by the Committee to have been met. Dividends are not paid on performance-based restricted stock awards until the performance-based restrictions lapse and then only with respect to the shares as to which the restrictions have lapsed.

(11)
No maximum amount has been disclosed, as the plan, as designed, did not have a cap on the amount that could be contributed to the bonus pool from which any non-equity incentive awards would be paid.

(12)
The unvested equity awards held by Mr. Carter on July 15, 2010, the date of Mr. Carter's separation, were forfeited.

(13)
One-third of the shares of restricted stock would have vested on April 19, 2011, April 19, 2012 and April 19, 2013. Dividends are paid on shares of time-based restricted stock prior to vesting.

(14)
One-third of the options vested on April 19, 2011. An additional one-third of the options will vest on April 19, 2012 and April 19, 2013.

(15)
One-third of the shares of restricted stock vested on April 19, 2011. An additional one-third of the shares will vest on April 19, 2012 and April 19, 2013. Dividends are paid on shares of time-based restricted stock prior to vesting.

(16)
The shares of performance-based restricted stock are subject to forfeiture based on pre-determined corporate financial performance criteria for fiscal year 2011, as discussed in the "Compensation Discussion and Analysis." To the extent that the performance-based restrictions lapse, then the shares vest as follows: (i) one-third as of the date the performance-based restrictions lapse based upon a determination that the threshold financial performance has been met or exceeded and (ii) one-third each on April 19, 2012 and April 19, 2013. Dividends are not paid on performance-based restricted stock awards until the performance-based restrictions lapse and then only with respect to the shares as to which the restrictions have lapsed. As noted in this proxy statement on page 33, the threshold performance measurement was not met and therefore all of these shares of performance-based restricted stock have been forfeited.

(17)
One-third of the options will vest on July 19, 2011, July 19, 2012 and July 19, 2013.

(18)
One-third of the shares of restricted stock will vest on July 15, 2011, July 15, 2012 and July 15, 2013. Dividends are paid on shares of time-based restricted stock prior to vesting.

(19)
The unvested equity awards held by Ms. Connell on October 19, 2010, the date of Ms. Connell's separation, were forfeited.

(20)
One-third of the options will vest on December 27, 2011, December 27, 2012 and December 27, 2013.

(21)
One-third of the shares of restricted stock will vest on December 27, 2011, December 27, 2012 and December 27, 2013. Dividends are paid on shares of time-based restricted stock prior to vesting.

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Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table sets forth certain information concerning equity awards held by each Named Executive Officer as of February 26, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares of Stock or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Larry C. Barenbaum	6,000	—	26.61	07/26/11	—	—	—	—
	6,000	—	26.61	07/26/16	—	—	—	—
	12,000	—	14.63	08/01/17	—	—	—	—
	12,000	—	8.69	07/30/18	—	—	—	—
	24,000	12,000(2)	6.98	07/29/19	—	—	—	—
	—	1,350,000(3)	5.73	01/28/21	—	—	—	—
Lorna E. Nagler	—	—	—	—	—	—	—	—
Rodney Carter	—	—	—	—	—	—	—	—
Michael J. Lyftogt	11,251	—	21.47	01/07/2012	—	—	—	—
	9,000	—	18.33	01/06/2014	—	—	—	—
	8,200	—	19.45	02/07/2016	—	—	—	—
	6,250	—	17.98	04/18/2017	—	—	—	—
	2,266	1,134(4)	10.56	04/14/2018	—	—	—	—
	3,000	12,000(5)	4.18	04/13/2019	—	—	—	—
	—	5,500(6)	10.80	04/19/2020	—	—	—	—
	—	10,000(7)	6.49	07/19/2020	—	—	—	—
					1,100(8)	7,634
	—	—	—	—	4,666(9)	28,649	—	—
	—	—	—	—	2,000(10)	12,280	—	—
	—	—	—	—	3,500(11)	21,490	—	—
Susan C. Connell	—	—	—	—	—	—	—	—
Monica L. Dahl	4,000	—	17.90	05/10/2014	—	—	—	—
	18,000	—	16.41	11/03/2014	—	—	—	—
	16,500	—	19.45	02/07/2016	—	—	—	—
	12,600	—	17.98	04/18/2017	—	—	—	—
	10,000	5,000(4)	10.56	04/14/2018	—	—	—	—
	—	20,200(6)	10.80	04/19/2020	—	—	—	—
	—	—	—	—	5,000(8)	30,700
	—	—	—	—	6,000(9)	36,840	—	—
	—	—	—	—	7,200(10)	44,208	—	—
	—	—	—	—	—	—	10,500(12)(13)	72,870(14)
	—	—	—	—	—	—	10,500(12)(15)	72,870(14)
Luke R. Komarek	9,500	—	17.63	05/21/2017	—	—	—	—
	6,000	—	13.31	10/30/2017	—	—	—	—
	5,000	2,500(4)	10.56	04/14/2018	—	—	—	—
	7,000	28,000(5)	4.18	04/13/2019	—	—	—	—
	—	21,200(6)	10.80	04/19/2020	—	—	—	—
	—	—	—	—	2,500(8)	15,350	—	—
	—	—	—	—	10,000(9)	61,400	—	—
	—	—	—	—	7,600(10)	46,664	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares of Stock or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michelle L. Rice	—	2,500(6)	10.80	04/19/2020	—	—	—	—
	—	14,400(16)	6.18	12/27/2020	—	—	—	—
	—	—	—	—	666(9)	4,089	—	—
	—	—	—	—	900(10)	5,526	—	—
	—	—	—	—	5,200(17)	31,928	—	—

(1)
The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($6.14) on February 25, 2011, the last business day of fiscal 2011.

(2)
Options vest on January 29, 2012.

(3)
Options vest as to one-third of the shares on January 28, 2012, January 28, 2013 and January 28, 2014.

(4)
Options vested on April 14, 2011.

(5)
Options vested as to one-fourth of the shares on April 13, 2011 and vest as to one-fourth of the shares on April 13, 2012, April 13, 2013 and April 13, 2014.

(6)
Options vested as to one-third of the shares on April 19, 2011 and vest as to one-third of the shares on April 19, 2012 and April 19, 2013.

(7)
Options vest as to one-third of the shares on July 19, 2011, July 19, 2012 and July 19, 2013.

(8)
Shares of restricted stock vested on April 14, 2011.

(9)
Shares of restricted stock vested as to one-half of the shares on April 13, 2011 and vest as to one-half of the shares on April 13, 2012.

(10)
Shares of restricted stock vested as to one-third of the shares on April 19, 2011 and vest as to one-third of the shares on April 19, 2012 and April 19, 2013.

(11)
Shares of restricted stock vest as to one-third of the shares on July 15, 2011, July 15, 2012 and July 15, 2013.

(12)
The restrictions on forfeiture lapse for such shares of restricted stock if (i) Operating Income (as defined in Ms. Dahl's restricted stock agreement) for the fiscal year completed in the February prior to the lapse date is equal to or greater than the Operating Income set forth in the budget for such fiscal year approved by the Board of Directors before or shortly after the beginning of such fiscal year (the "Budgeted Operating Income"); (ii) the Operating Income for the fiscal year completed in the February prior to the lapse date must be greater than the Operating Income in the prior fiscal year; and (iii) if the Operating Income for the fiscal year completed in the February prior to the lapse date is at least 95% of the Budgeted Operating Income, the restrictions shall lapse with respect to 50% of the eligible shares and restrictions shall lapse with respect to an additional 0.10% of the eligible shares for each basis point over 95%, such that restrictions shall lapse with respect to 100% of the eligible shares at 100% of the Budgeted Operating Income.

(13)
Shares of restricted stock vest on May 31, 2012 based on the performance criteria described in footnote 12.

(14)
Amount represents the number of shares of restricted stock multiplied by the closing price of our common stock ($6.14) on February 25, 2011, the last business day of fiscal 2011. The amount assumes, as applicable, that the threshold number of shares of restricted stock will vest based upon the achievement of the performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by the Named Executive Officer.

(15)
Shares of restricted stock vest on May 31, 2013 based on the performance criteria described in footnote 12.

(16)
Options vest as to one-third of the shares on December 27, 2011, December 27, 2012 and December 27, 2013.

(17)
Shares of restricted stock vest as to one-third of the shares on December 27, 2011, December 27, 2012 and December 27, 2013.

Option Exercises and Stock Vested for Fiscal 2011

        The following table sets forth certain information concerning any stock options exercised and restricted stock awards vested during fiscal 2011 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Larry C. Barenbaum	—	—	51,523	315,484
Lorna E. Nagler	25,000	50,000	65,000	603,750
Rodney Carter	18,000	13,900	15,000	124,800
Michael J. Lyftogt	—	—	4,434	45,997
Susan C. Connell	8,000	50,800	5,000	49,950
Monica L. Dahl	—	—	17,600	151,215
Luke R. Komarek	—	—	8,000	76,050
Michelle L. Rice	—	—	334	3,337

(1)
The value realized upon the exercise of stock options reflects the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)
The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the award vested.

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Equity Compensation Plan Information

        The following table provides information regarding our common stock that may be issued under our equity compensation plans at February 26, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders	1,222,735		11.99	4,386,691
Equity compensation plans not approved by security holders	1,350,000	(3)	5.73	—

Total	2,572,735		8.70	4,386,691

(1)
Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options granted under each plan:

1997 Stock Incentive Plan	222,452
2002 Non-Employee Director Stock Option Plan	24,000
Second Amended and Restated 2005 Stock Incentive Plan	446,283
Second Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	530,000
(2)
Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

Second Amended and Restated 2005 Stock Incentive Plan	3,991,691
Second Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	395,000

  The types of awards permitted under the two plans are stock options, stock appreciation rights, restricted stock and restricted stock units.

(3)
Amount represents a grant of non-qualified stock options to Larry C. Barenbaum effective January 28, 2011 which vest ratably over a three-year period. Further information regarding this grant may be found in the "Compensation Discussion and Analysis" on page 26 of this proxy statement.

Payments Upon Termination or Change in Control

Employment and Severance Agreements with the Named Executive Officers

        We entered into a severance agreement with Mr. Barenbaum effective as of January 10, 2011. The severance agreement provides that Mr. Barenbaum is an at-will employee and thus may be terminated at any time with or without "cause", as defined in the agreement. If the Company terminates Mr. Barenbaum's employment prior to January 10, 2013 (i.e., within 24 months following the effective date of his election as CEO) without cause, and Mr. Barenbaum executes a general release of claims in favor of the Company, we will be obligated to pay Mr. Barenbaum a severance payment in the aggregate amount of $250,000 over a period of six months and will also be obligated to pay the Company portion of COBRA health and dental premiums for a period equal to the severance period, unless Mr. Barenbaum and/or the Company are eligible for a government subsidy with respect to such COBRA benefits. If, however, Mr. Barenbaum secures other employment, self-employment or a consulting position, the severance amount payable by the Company shall be offset and reduced (but not below a minimum severance of $125,000) by such other cash compensation that Mr. Barenbaum earns through this other employment, self-employment or consulting arrangement. The severance agreement also prohibits Mr. Barenbaum from certain competitive activities during the period of his employment and for a period of one year after his employment termination.

        Effective April 15, 2011, the Compensation Committee of the Board approved a new form of severance agreement (the "Severance Agreement") to be entered into with our Chief Executive Officer, Chief Financial Officer and the officers reporting directly to the Chief Executive Officer (each an "executive"). The Severance Agreement replaces the existing severance agreement entered into with Mr. Barenbaum described above. The Severance Agreement provides that the executive is and remains an at-will employee and thus may be terminated at any time with or without "cause", as such term is defined in the Severance Agreement. If the executive is terminated without cause and executes a general release of claims in favor of the Company, we will be obligated to pay the executive a severance payment in the aggregate which equals six months of the executive's current salary or, if greater, six months of the executive's highest annual salary at any time during the twelve months preceding the date of termination. In addition, the Severance Agreement provides that we will pay the Company portion of COBRA health and dental premiums for a period equal to the length of the severance period, unless the executive is eligible for a government subsidy with respect to such COBRA benefits. The Severance Agreement also contains a provision prohibiting the executive during the period of his or her employment and for a period of one year after the date his or her employment with the Company and its affiliates ends from (i) engaging in certain competitive activities; (ii) soliciting employees to either leave his or her employment with the Company or its affiliates or to establish a relationship with a Competitor (as such term is defined in the Severance Agreement); and (iii) soliciting, engaging or inducing a vendor or supplier of the Company or its affiliates to sever or materially alter its relationship with the Company or to establish a relationship with a Competitor. We have entered into a Severance Agreement as described above with each of Mr. Barenbaum, Mr. Lyftogt, Ms. Dahl, Mr. Komarek and Ms. Rice.

        We entered into an employment agreement with Ms. Nagler on August 31, 2007, which agreement is also described under "Agreements with the Named Executive Officers" in the "Compensation Discussion and Analysis" section of this proxy statement. The employment agreement provides that, if we terminate Ms. Nagler's employment without "cause" or if Ms. Nagler resigns with "good reason", then we are obligated to pay Ms. Nagler: (1) severance payments equal to her then-current base salary from the date of termination for a period of twelve months, and (2) COBRA premiums for a period equal to the severance period, and such premium payments are subject to a tax gross-up. If, however, following the three month anniversary of her termination date, Ms. Nagler secures or has already secured other employment, self-employment or a consulting position, the remaining severance amount payable by us will be offset and reduced by such other cash compensation that Ms. Nagler earns during the applicable severance period. Ms. Nagler resigned with "good reason" on October 19, 2010.

        We entered into an employment agreement with Mr. Carter on June 4, 2009, which agreement is also described under "Agreements with the Named Executive Officers" in the "Compensation Discussion and Analysis" section of this proxy statement. The employment agreement provides that if we terminate Mr. Carter's employment other than for "cause" (as defined in the agreement), then we are obligated to pay Mr. Carter (i) severance payments equal to Mr. Carter's base salary for up to twelve months and (ii) the employer portion of COBRA premiums for a period of twelve months following termination. If, however, Mr. Carter secures other employment, self-employment or a consulting position during the twelve month severance period, the severance amount payable to him shall be offset by such other cash compensation earned and/or paid or payable as a result of such employment, self-employment or consulting arrangements during the severance period. The Company's obligation to pay the employer portion of COBRA premiums will be discontinued by the Company if Mr. Carter is covered or eligible to be covered under the health and/or dental policy of a new employer. Mr. Carter's employment with the Company was terminated July 15, 2010.

        We entered into a non-compete agreement with Ms. Connell on July 10, 2007. Pursuant to the terms of the agreement, Ms. Connell is entitled to 50% of her current annual base salary following an involuntary termination that is not for "cause", as defined in the agreement, if an irrevocable waiver of certain terms of her non-compete agreement is not issued to her by the Company within 30 days following her termination. Ms. Connell's employment was terminated on October 19, 2010 and the Company subsequently waived the non-compete provisions of her agreement. A discussion of the severance arrangement entered into with Ms. Connell is found on page 28 of this proxy statement.

Potential Payments Upon Termination or Change in Control

        The following table provides information regarding potential payments to be made to the Named Executive Officers in the event of a termination of employment as a result of death, disability or involuntary termination, a change in control and certain terminations following a change in control. For Ms. Nagler, Mr. Carter and Ms. Connell, whose employment was terminated prior to the end of fiscal 2011, amounts are provided only in the column titled "Payments Upon Involuntary Termination Pursuant to Agreement". Amounts paid or payable to Ms. Nagler, Mr. Carter and Ms. Connell in connection with their terminations are set forth in the "Summary Compensation Table". The officers are not entitled to any payments upon voluntary termination. Amounts in the table reflect additional payments the Named Executive Officer would be entitled to assuming a termination and/or a change in control occurred on February 25, 2011. In the following table, restricted stock is listed at its dollar value as of February 25, 2011, the last business day of fiscal 2011, based on the $6.14 closing sales price of our common stock on that date. Forfeiture restrictions lapse as to all of the restricted stock following a change in control, upon the Named Executive Officer's death and if the Named Executive Officer becomes disabled, except for certain restricted stock grants made to Ms. Dahl. Forfeiture restrictions also lapse as to all of the restricted stock upon normal retirement at age 65; however, none of the Named Executive Officers had reached the age of 65 as of February 25, 2011. The values for the accelerated stock options listed in the table are calculated by multiplying (1) the difference between (a) $6.14, the closing sales price of our common stock on February 25, 2011, the last business day of fiscal 2011, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant. Forfeiture restrictions lapse as to all of the stock options following a change in control.

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Estimated Payments on Termination or Change in Control Payments

		Event
Name	Type of Payment	Payments Upon Death or Disability ($)	Payments Upon Change in Control ($)	Payments Upon Involuntary Termination Pursuant to Agreement ($)	Payments Upon Involuntary Termination After a Change in Control Occurs ($)
Larry C. Barenbaum	Salary Continuation/Cash Severance	—	—	250,000	250,000
	COBRA Premiums	—	—	3,041	3,041
	Acceleration of Restricted Stock	—	—	—	—
	Acceleration of Stock Options	—	553,500	—	553,500

	Total	—	553,500	253,041	806,541
Lorna E. Nagler	Salary Continuation/Cash Severance	—	—	850,000	—
	COBRA Premiums	—	—	17,865	—
	Acceleration of Restricted Stock	—	—	—	—
	Acceleration of Stock Options	—	—	—	—

	Total	—	—	867,865	—
Rodney Carter	Salary Continuation/Cash Severance	—	—	475,000	—
	COBRA Premiums	—	—	17,700	—
	Acceleration of Restricted Stock	—	—	—	—
	Acceleration of Stock Options	—	—	—	—

	Total	—	—	492,700	—
Michael J. Lyftogt	Salary Continuation/Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	95,558	95,558	—	95,558
	Acceleration of Stock Options	—	23,520	—	23,520

	Total	95,558	119,078	—	119,078
Susan C. Connell	Salary Continuation/Cash Severance	—	—	40,000	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	—	—	—	—
	Acceleration of Stock Options	—	—	—	—

	Total	—	—	40,000	—
Monica L. Dahl	Salary Continuation/Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	—	340,524	—	340,524
	Acceleration of Stock Options	—	—	—	—

	Total	—	340,524	—	340,524

		Event
Name	Type of Payment	Payments Upon Death or Disability ($)	Payments Upon Change in Control ($)	Payments Upon Involuntary Termination Pursuant to Agreement ($)	Payments Upon Involuntary Termination After a Change in Control Occurs ($)
Luke R. Komarek	Salary Continuation/Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	160,745	160,745	—	160,745
	Acceleration of Stock Options	—	54,880	—	54,880

	Total	160,745	215,625	—	215,625
Michelle L. Rice	Salary Continuation/Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	45,964	45,964	—	45,964
	Acceleration of Stock Options	—	—	—	—

	Total	45,964	45,964	—	45,964

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AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

        The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the amended and restated charter can be found on the Investor Relations page in the Corporate Governance section of our website at www.christopherandbanks.com. The Audit Committee of the Company's Board of Directors is currently composed of the following independent directors: Robert Ezrilov, Martin L. Bassett and Paul L. Snyder. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the NYSE and the SEC, and that Mr. Ezrilov, Mr. Bassett and Mr. Snyder each qualify as an "audit committee financial expert", as defined by the SEC.

        Management is responsible for the Company's internal controls and the financial reporting process. Christopher & Banks' independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to hire, monitor and oversee the independent registered public accounting firm.

        In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for the fiscal year ending February 26, 2011. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board ("PCAOB") Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by PCAOB Rule 3200T, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm.

        Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended February 26, 2011 filed with the SEC.

Members of the Audit Committee
Robert Ezrilov, Chair Martin L. Bassett Paul L. Snyder

 Independent Registered Public Accounting Firm Fees

        PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1991. The following table presents the fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2011 and 2010.

	Fiscal 2011	Fiscal 2010
Audit Fees	$388,883	$400,872
Audit-Related Fees	4,000	—
Tax Fees	1,000	—
All Other Fees	—	—

Total	$393,883	$400,872

        Audit Fees consist of professional services rendered for the integrated audit of (a) our annual consolidated financial statements, (b) statutory and regulatory audits, consents and other services related to SEC matters, and (c) the effectiveness of internal control over financial reporting and the review of interim consolidated financial statements for each quarter.

        Audit-Related Fees consist of professional services rendered in connection with regulatory filing reviews and the Company's equity incentive plans.

        Tax Fees relate to tax services regarding issues associated with the shipment of our loyalty reward program membership cards to residents of Canada.

        All Other Fees relate to services rendered that do not meet the above category descriptions. We did not engage PricewaterhouseCoopers LLP to render other professional services.

Auditor Services Pre-Approval Policy

        The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by PricewaterhouseCoopers LLP prior to their engagement for such services. The Audit Committee has adopted a practice under which the Audit Committee established pre-approved categories of non-audit services that may be performed by PricewaterhouseCoopers LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. All fees paid to PricewaterhouseCoopers LLP for services in fiscal 2011 and 2010 were approved by the Audit Committee prior to the services being rendered.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for the fiscal year ending March 3, 2012. PricewaterhouseCoopers LLP ("PwC") had served as our independent registered public accounting firm since 1991. Earlier this fiscal year, the Audit Committee requested management to solicit proposals for audit services for fiscal 2012. Based on the materials submitted and after discussion, including presentations by two of the firms who submitted proposals, on June 6, 2011 the Audit Committee dismissed PwC as our independent registered public accounting firm and appointed KPMG as our independent registered public accounting firm for the fiscal year ending March 3, 2012.

        The reports of PwC on our financial statements for the years ended February 27, 2010 and February 26, 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2010 and fiscal 2011 and through June 6, 2011, there had been no disagreements (as described in Regulation S-K Item 304(a)(1)(iv)) between PwC and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on the financial statements. During fiscal 2010 and fiscal 2011 and through June 6, 2011, there had been no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)).

        While it is not required to do so, our Board is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

Board Recommendation

        The Board recommends that you vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012. Proxies will be voted FOR ratification of this selection unless otherwise specified.

 ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        As required pursuant to Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the rules of the SEC.

        We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. We believe that our executive compensation program is structured in the best manner possible to support the Company and its business objectives. It has been designed to implement certain core compensation principles, which include:

  •
  Linking compensation to market levels of compensation paid to executive officers in the Company's peer group so that we can attract, motivate and retain executives that are able to drive the long-term success of the Company;

  •
  Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term equity incentives to key financial measures; and

  •
  Alignment of management's interests with our stockholders' interests to support long-term value creation through our equity compensation programs and stock ownership guidelines.

        We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with the stockholders' long-term interests. As we anticipated, fiscal 2011 was a challenging year for the Company. In fiscal 2011, the Company's financial performance was below expectations. Consistent with these performance results, the compensation paid to our Named Executive Officers for fiscal 2011 was affected as follows:

  •
  Base Salaries.  In determining salaries at the beginning of the fiscal year, the Chief Executive Officer, Chief Financial Officer and Chief Merchandise Officer (the three highest paid positions at the Company) did not receive a salary increase for fiscal 2011.

  •
  Annual Cash Incentives.  No annual cash incentives were earned by our Named Executive Officers for fiscal 2011 because the Company did not meet the financial performance metric for the annual cash incentives established for the fiscal year.

  •
  Performance-Based Restricted Stock Awards.  The performance-based restricted stock awards granted in fiscal 2011 were forfeited in fiscal 2012 following the determination that the performance criteria had not been achieved.

A more detailed discussion of our executive compensation program and the compensation of our Named Executive Officers in fiscal 2011 is provided under "Compensation Discussion and Analysis".

        The Company believes that our executive compensation program is worthy of your support for the following reasons:

  •
  As described in the CD&A, a substantial portion of each Named Executive Officer's total compensation for fiscal 2011 was tied to achievement of our business objectives, which are designed to further the success of the Company and our stockholders;

  •
  Our compensation program for executive officers delivers a large part of potential total compensation in the form of equity. If the value we deliver to our stockholders declines, so does the actual compensation we deliver to our executive officers;

  •
  The compensation for Mr. Barenbaum, the Company's current CEO, is heavily weighted towards pay-for-performance; 85% of his total direct compensation as described on page 29 is performance-based and his annual salary of $500,000 is $350,000 less than his predecessor as CEO.

  •
  We have stock ownership guidelines for our executive officers and we encourage long-term stock ownership by executive officers with restricted stock award features such as three-year vesting;

  •
  We monitor the compensation programs and pay levels of executive officers at companies of similar size and complexity so that we can ensure that our compensation programs are consistent with market practices;

  •
  We do not have any agreements with executive officers that provide for cash severance payments in connection with a change in control (e.g., golden parachutes);

  •
  Our executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer funded pension, and we do not provide our executive officers a Company-funded deferred compensation program; and

  •
  We offer limited perquisites to our executive officers and do not provide reimbursement of personal air travel, reimbursement or payment of country club dues or memberships, or Company-funded financial planning services.

        We believe that the information we have provided above and within the "Executive Compensation" section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at the annual meeting:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures."

        This advisory vote on executive compensation is not binding on the Company, our Compensation Committee or our Board of Directors. However, our Compensation Committee and our Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

 Board Recommendation

        The Board recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

 ITEM 4—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
TO APPROVE EXECUTIVE COMPENSATION

        As required pursuant to Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the frequency with which our stockholders shall have the advisory vote on executive compensation as provided for in Item 3 above (commonly referred to as "say-on-pay"). By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. In addition, stockholders may abstain from voting. We are required to hold an advisory vote on frequency at least once every six years.

        After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Stockholders who have concerns about executive compensation during the time period between our annual stockholder meetings may bring their specific concerns to the attention of the Board. Please refer to "Procedures for Contacting the Board" in this proxy statement for information about communicating with the Board.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain when you vote in response to the resolution set forth below:

    "RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the frequency preferred by stockholders for the Company to hold a stockholder vote to approve the compensation of the Named Executive Officers."

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This advisory vote is not binding on the Company or our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining the frequency of future advisory votes on executive compensation.

Board Recommendation

        The Board of Directors recommends you vote for the option of EVERY YEAR as the frequency with which stockholders are provided an advisory vote to approve the compensation of Named Executive Officers. Proxies will be voted for the option of EVERY YEAR unless otherwise specified.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

        The following table shows how many shares of our common stock were beneficially owned as of June 2, 2011 by each of our directors, director nominees and the Named Executive Officers and by all of our directors, director nominees and executive officers as a group. Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Common Stock Outstanding
Larry C. Barenbaum	135,419		*
Martin L. Bassett	61,606	(3)	*
Mark A. Cohn	72,523		*
Robert Ezrilov	79,523	(3)	*
James J. Fuld, Jr.	106,876		*
Morris Goldfarb	173,005	(4)	*
Anne L. Jones	112,157		*
Lisa W. Pickrum	1,994	(5)	*
Paul L. Snyder	41,023	(6)	*
Lorna E. Nagler	18,000		*
Rodney Carter	0		*
Michael J. Lyftogt	78,712		*
Susan C. Connell	0		*
Monica L. Dahl	150,164		*
Luke R. Komarek	83,622		*
Michelle L. Rice	22,498		*
Directors, Director Nominees and Executive Officers as a group (14 persons)	1,144,137	(3)	3.2%

*
Less than 1%

(1)
The amounts listed include the following number of shares of restricted stock that are subject to future vesting conditions and therefore cannot be transferred: Mr. Lyftogt, 19,108; Ms. Dahl, 22,132; Mr. Komarek, 22,008; Ms. Rice, 18,075; and all directors, director nominees and executive officers as a group, 102,655.

(2)
The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from June 2, 2011, through the exercise of stock options: Mr. Barenbaum, 60,000; Mr. Bassett, 38,000; Mr. Cohn, 58,000; Mr. Ezrilov, 60,000; Mr. Fuld, 60,000; Mr. Goldfarb, 6,333; Ms. Jones, 60,000; Mr. Snyder, 9,000; Mr. Lyftogt, 50,436; Ms. Dahl, 72,834; Mr. Komarek, 44,067; Ms. Rice, 834; and all directors, director nominees and executive officers as a group, 519,504.

(3)
The amounts listed include the following number of restricted stock units held in accounts in our Deferred Stock Plan described under the heading "Compensation Program for Non-Employee Directors", the underlying shares of which the directors would have been entitled to receive had their service on our Board been terminated as of June 2, 2011: Mr. Bassett, 9,523; Mr. Ezrilov, 9,523; and all directors, director nominees and executive officers as a group, 19,056. The directors currently have no voting or investment power over the shares underlying the restricted stock units.

(4)
Includes 6,672 shares that have vested but are restricted from sale until July 3, 2011.

(5)
Includes 1,994 shares that have vested but are restricted from sale until December 1, 2011.

(6)
Includes 32,023 shares held jointly with Mr. Snyder's spouse.

 Beneficial Owners of More than Five Percent of Our Common Stock

        Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act as of June 2, 2011, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	3,727,450(1)	10.4%
Snow Capital Management, L.P. 2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143	3,344,851(2)	9.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,952,367(3)	8.3%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,879,149(4)	8.1%
Kornitzer Capital Management, Inc. 5420 West 61st Place Shawnee Missions, KS 66205	2,785,631(5)	7.8%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,817,103(6)	5.1%

(1)
This information is based on a Schedule 13G jointly filed with the SEC on February 3, 2011 by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC ("FAS") reporting information as of December 31, 2010. Direct or indirect subsidiaries of FRI serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of FRI exercise sole investment discretion over 3,727,450 shares, in the aggregate, held as of December 31, 2010. Of the shares reported, the subsidiaries of FAS possessed sole voting power over 3,577,450 shares. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of FRI, may be deemed to be the beneficial owners of securities held by entities advised by FRI, FRI subsidiaries and FAS. FRI, Charles B. Johnson and Rupert H. Johnson, Jr., each disclaim beneficial ownership of the shares of common stock.

(2)
This information is based on a Schedule 13G filed with the SEC on January 23, 2006 by Snow Capital Management, L.P. ("Snow Capital") reporting information as of December 31, 2005. Snow Capital, an investment adviser, has sole power to vote and dispose of 3,344,851 shares.

(3)
This information is based on a Schedule 13G jointly filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), an investment advisor to T. Rowe Price New Horizons Fund, Inc. ("New Horizons"), and New Horizons, reporting information as of December 31, 2010. T. Rowe Price has sole voting power over 134,800 shares and sole dispositive power over 2,952,367 shares.

(4)
This information is based on a Schedule 13G filed with the SEC on February 3, 2011 by BlackRock, Inc. reporting information as of December 31, 2010. BlackRock, Inc. is a parent holding company or control person and has sole investment discretion and sole voting power over the shares reported.

(5)
This information is based on a Schedule 13G filed with the SEC on January 21, 2011 by Kornitzer Capital Management, Inc., an investment advisor, reporting information as of December 31, 2010. Kornitzer Capital Management, Inc. has sole voting power over 2,785,631 shares, sole dispositive power over 2,744,856 shares and shared dispositive power over 40,775 shares.

(6)
This information is based on a Schedule 13G filed with the SEC on February 20, 2011 by The Vanguard Group, a parent holding company ("Vanguard"), reporting information as of December 31, 2010, and reflecting sole voting power over 47,032 shares, sole dispositive power over 1,770,071 shares and shared dispositive power over 47,032 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly owned subsidiary of Vanguard, is the beneficial owner of 47,032 shares as a result of serving as investment manager of collective trust accounts and VFTC directs the voting of those shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on our knowledge and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in fiscal 2011, except Ms. Connell filed one late Form 4 in April 2010 reporting the exercise and sale of vested stock options and the sale of vested restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have a written policy that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us. Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. Waivers to these conflict rules with regard to a director or executive officer will require the prior approval of our Board or the Governance and Nominating Committee.

        Each of our directors, other than our President and Chief Executive Officer, qualifies as "independent" in accordance with the NYSE rules. The NYSE independence definition includes a requirement that our Board review the relationships concerning independence of each director on a subjective basis. In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board's opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by us with regard to each director's business and personal activities as they may relate to our business and our management.

        The SEC has specific disclosure requirements covering certain types of transactions that we may engage in with our directors, executive officers or other specified parties. Under the SEC rules, we are required to disclose if we have engaged in any transaction, or series of similar transactions, which we or any of our subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest. In fiscal 2011, we purchased approximately $260,000 of apparel from G-III Apparel Group, Ltd. and its related entities ("G-III"), of which Morris Goldfarb, one of our directors, is the Chairman, Chief Executive Officer and beneficially owns approximately 15% of its outstanding common stock. The consolidated gross revenues of G-III for its fiscal year ended January 31, 2011 were approximately $1.0 billion. The Governance and Nominating Committee in connection with considering and recommending Mr. Goldfarb be elected to the Board approved, as permitted by the Company's Code of Conduct, the continuing supply of goods by G-III and its related entities to the Company following Mr. Goldfarb's election to the Board, so long as the amount of business does not reach an amount where Mr. Goldfarb would no longer be deemed independent by the Board.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before February 15, 2012. The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

        In accordance with our by-laws, in order to be properly brought before the 2012 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present, including a director nomination, must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than March 29, 2012, and no later than April 28, 2012.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

        Our 2011 Annual Report to Stockholders, including financial statements for the year ended February 26, 2011, accompanies this proxy statement. Our 2011 Annual Report to Stockholders is also available on our website at www.christopherandbanks.com. Stockholders may obtain a copy of our 2011 Annual Report on Form 10-K, which is on file with the SEC, without charge by viewing the report on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention: Investor Relations, 2400 Xenium Lane North, Plymouth, Minnesota 55441. Copies of any exhibits to the 2011 Annual Report on Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements, annual reports and notices, delivering a single proxy statement, annual report or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention: Investor Relations, 2400 Xenium Lane North, Plymouth, Minnesota 55441, or by telephone at (763) 551-5000. We will deliver promptly upon written or oral request a separate copy of our proxy statement, annual report and/or Notice to a stockholder at a shared address to which a single copy of such documents was delivered.

OTHER MATTERS

        We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies will vote as they deem in our best interests.

By Order of the Board

Larry C. Barenbaum President and Chief Executive Officer

June 14, 2011
Plymouth, Minnesota

M37203-P14013 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. CHRISTOPHER & BANKS CORPORATION *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 27, 2011. CHRISTOPHER & BANKS CORPORATION 2400 XENIUM LANE NORTH PLYMOUTH, MN 55441 Meeting Information Meeting Type: Annual Meeting For holders as of: June 2, 2011 Date: July 27, 2011 Time: 3:00 PM CDT Location: Dorsey & Whitney LLP 50 South 6th Street Suite 1500 Minneapolis, MN 55402 See the reverse side of this notice to obtain proxy materials and voting instructions.

M37204-P14013 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 13, 2011 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials 1. Notice & Proxy Statement 2. Annual Report Proxy Materials Available to VIEW or RECEIVE: XXXX XXXX XXXX XXXX XXXX XXXX

Voting Items M37205-P14013 1. Election of Directors Nominees The Board of Directors recommends you vote FOR the following: 01) Larry C. Barenbaum 02) Martin L. Bassett 03) Morris Goldfarb 04) Anne L. Jones 05) Lisa W. Pickrum 06) Paul L. Snyder The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012. 3. Advisory non-binding vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Advisory non-binding vote on the frequency of the advisory non-binding vote to approve our executive compensation. NOTE: In their discretion, the proxies are authorized to vote upon such other business that properly come before the Annual Meeting or any adjournment of the Annual Meeting.

M37206-P14013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CHRISTOPHER & BANKS CORPORATION M37153-P14013 CHRISTOPHER & BANKS CORPORATION 2400 XENIUM LANE NORTH PLYMOUTH, MN 55441 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 1. Election of Directors Nominees VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 0 0 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain For Against Abstain 01) Larry C. Barenbaum 02) Martin L. Bassett 03) Morris Goldfarb 04) Anne L. Jones 05) Lisa W. Pickrum 06) Paul L. Snyder The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012. 3. Advisory non-binding vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Advisory non-binding vote on the frequency of the advisory non-binding vote to approve our executive compensation. NOTE: In their discretion, the proxies are authorized to vote upon such other business that properly come before the Annual Meeting or any adjournment of the Annual Meeting. For address changes/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Changes/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) CHRISTOPHER & BANKS CORPORATION Annual Meeting of Stockholders July 27, 2011 3:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Larry C. Barenbaum, Michael J. Lyftogt and Luke R. Komarek, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of CHRISTOPHER & BANKS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, CDT on July 27, 2011, at the offices of Dorsey & Whitney LLP, 50 South 6th Street, Suite 1500, Minneapolis, MN 55402, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M37154-P14013